     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 2002



                                                      REGISTRATION NO. 333-84386

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                       PAXSON COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)
                             ---------------------

           DELAWARE                          4832                         59-3212788
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)       Identification Number)

                            601 CLEARWATER PARK ROAD
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 659-4122
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                              ANTHONY L. MORRISON
          EXECUTIVE VICE PRESIDENT, CHIEF LEGAL OFFICER AND SECRETARY
                       PAXSON COMMUNICATIONS CORPORATION
                            601 CLEARWATER PARK ROAD
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 659-4122
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            SEE TABLE OF ADDITIONAL
                               REGISTRANTS BELOW

                                   COPIES TO:

                                 DAVID L. PERRY
                              HOLLAND & KNIGHT LLP
                       625 NORTH FLAGLER DRIVE, SUITE 700
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 833-2000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]



                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ADDITIONAL REGISTRANTS

                                                                 STATE OR          PRIMARY
                                                                   OTHER           STANDARD
                                                              JURISDICTION OF     INDUSTRIAL         I.R.S.
                                                              INCORPORATION/    CLASSIFICATION   IDENTIFICATION
NAME                                                             FORMATION          NUMBER           NUMBER
----                                                          ---------------   --------------   --------------
AMERICA 51, L.P. ...........................................  Delaware               4833          86-0889042
BUD HITS, INC. .............................................  Florida                7819          65-0912159
BUD SONGS, INC. ............................................  Florida                7819          65-0897301
CAP COMMUNICATIONS LICENSE OF NEW LONDON, INC. .............  Florida                4833          65-0882807
CAP COMMUNICATIONS OF NEW LONDON, INC. .....................  Florida                4833          65-0882805
CAP COMMUNICATIONS, INC. ...................................  Florida                4833          65-0882809
CHANNEL 66 OF TAMPA, INC. ..................................  Florida                4833          59-3227857
CLEARLAKE PRODUCTIONS, INC. ................................  Florida                7812          65-0863302
COCOLA MEDIA CORPORATION OF FLORIDA.........................  Delaware               4833          77-0406411
COCOLA MEDIA CORPORATION OF SAN FRANCISCO, INC. ............  California             4833          77-0448296
DP MEDIA, INC. .............................................  Florida                4833          59-3227378
DP MEDIA LICENSE OF BATTLE CREEK, INC. .....................  Florida                4833          65-0769770
DP MEDIA LICENSE OF BOSTON, INC. ...........................  Florida                4833          65-0822057
DP MEDIA LICENSE OF MARTINSBURG, INC. ......................  Florida                4833          65-0769782
DP MEDIA LICENSE OF MILWAUKEE, INC. ........................  Florida                4833          65-0817050
DP MEDIA LICENSE OF RALEIGH DURHAM, INC. ...................  Florida                4833          65-0769780
DP MEDIA OF BATTLE CREEK, INC. .............................  Florida                4833          65-0773604
DP MEDIA OF BOSTON, INC. ...................................  Florida                4833          65-0829541
DP MEDIA OF MARTINSBURG, INC. ..............................  Florida                4833          65-0719860
DP MEDIA OF MILWAUKEE, INC. ................................  Florida                4833          65-0816378
DP MEDIA OF RALEIGH DURHAM, INC. ...........................  Florida                4833          65-0733737
DP MEDIA OF ST. LOUIS, INC. ................................  Florida                4833          65-0769772
FLAGLER PRODUCTIONS, INC. ..................................  Florida                7812          65-1118465
HISPANIC BROADCASTING, INC. ................................  Florida                4833          59-2537913
IRON MOUNTAIN PRODUCTIONS, INC. ............................  Florida                4833          65-1001631
OCEAN STATE TELEVISION, LLC.................................  Delaware               4833            06-14832
PAX HITS PUBLISHING, INC. ..................................  Florida                7819          65-0897299
PAX INTERNET, INC. .........................................  Florida                7373          59-2907133
PAX NET TELEVISION PRODUCTIONS, INC. .......................  Florida                7812          65-0830580
PAX NET, INC. ..............................................  Delaware               7812          65-0789886
PAXSON AKRON LICENSE, INC. .................................  Florida                4833          65-0611729
PAXSON ALBANY LICENSE, INC. ................................  Florida                4833          65-0736665
PAXSON ALBUQUERQUE LICENSE, INC. ...........................  Florida                4833          65-0813266
PAXSON ATLANTA LICENSE, INC. ...............................  Florida                4833          59-3291854
PAXSON BIRMINGHAM LICENSE, INC. ............................  Florida                4833          65-0688716
PAXSON BOSTON LICENSE, INC. ................................  Florida                4833          59-3283741
PAXSON BOSTON-68 LICENSE, INC. .............................  Florida                4833          65-0964667
PAXSON BUFFALO LICENSE, INC. ...............................  Florida                4833          65-0744425
PAXSON CEDAR RAPIDS LICENSE, INC. ..........................  Florida                4833          65-0744422
PAXSON CHARLESTON LICENSE, INC. ............................  Florida                4833          65-0780849
PAXSON CHICAGO LICENSE, INC. ...............................  Florida                4833          59-3498673
PAXSON COMMUNICATIONS LICENSE COMPANY, LLC..................  Delaware               4833          65-0858700

                                                                 STATE OR          PRIMARY
                                                                   OTHER           STANDARD
                                                              JURISDICTION OF     INDUSTRIAL         I.R.S.
                                                              INCORPORATION/    CLASSIFICATION   IDENTIFICATION
NAME                                                             FORMATION          NUMBER           NUMBER
----                                                          ---------------   --------------   --------------
PAXSON COMMUNICATIONS LPTV, INC. ...........................  Florida                4833          65-0641981
PAXSON COMMUNICATIONS MANAGEMENT COMPANY, INC. .............  Florida                7842          59-3212233
PAXSON COMMUNICATIONS OF AKRON-23, INC. ....................  Florida                4833          65-0611718
PAXSON COMMUNICATIONS OF ALBANY-55, INC. ...................  Florida                4833          65-0628627
PAXSON COMMUNICATIONS OF ALBUQUERQUE-14, INC. ..............  Florida                4833          65-0766945
PAXSON COMMUNICATIONS OF ATLANTA-14, INC. ..................  Florida                4833          59-3235962
PAXSON COMMUNICATIONS OF BIRMINGHAM-44, INC. ...............  Florida                4833          65-0688713
PAXSON COMMUNICATIONS OF BOSTON-46, INC. ...................  Florida                4833          65-0686132
PAXSON COMMUNICATIONS OF BOSTON-60, INC. ...................  Florida                4833          59-3283737
PAXSON COMMUNICATIONS OF BOSTON-68, INC. ...................  Florida                4833          65-0918840
PAXSON COMMUNICATIONS OF BUFFALO-51, INC. ..................  Florida                4833          65-0744433
PAXSON COMMUNICATIONS OF CEDAR RAPIDS-48, INC. .............  Florida                4833          65-0744431
PAXSON COMMUNICATIONS OF CHARLESTON-29, INC. ...............  Florida                4833          65-0780847
PAXSON COMMUNICATIONS OF CHICAGO-38, INC. ..................  Florida                4833          65-0806274
PAXSON COMMUNICATIONS OF DALLAS-68, INC. ...................  Florida                4833          59-3283742
PAXSON COMMUNICATIONS OF DAVENPORT-67, INC. ................  Florida                4833          65-0813879
PAXSON COMMUNICATIONS OF DENVER-59, INC. ...................  Florida                4833          65-0603895
PAXSON COMMUNICATIONS OF DES MOINES-39, INC. ...............  Florida                4833          65-0813632
PAXSON COMMUNICATIONS OF DETROIT-31, INC. ..................  Florida                4833          65-0735187
PAXSON COMMUNICATIONS OF FAYETTEVILLE-62, INC. .............  Florida                4833          65-0771647
PAXSON COMMUNICATIONS OF FRESNO-61, INC. ...................  Florida                4833          65-0742713
PAXSON COMMUNICATIONS OF GREENSBORO-16, INC. ...............  Florida                4833          65-0653894
PAXSON COMMUNICATIONS OF GREENVILLE-38, INC. ...............  Florida                4833          65-0813242
PAXSON COMMUNICATIONS OF HONOLULU-66, INC. .................  Florida                4833          65-0754528
PAXSON COMMUNICATIONS OF HOUSTON-49, INC. ..................  Florida                4833          76-0461679
PAXSON COMMUNICATIONS OF JACKSONVILLE-21, INC. .............  Florida                4833          65-1004849
PAXSON COMMUNICATIONS OF JACKSONVILLE-35, INC. .............  Florida                4833          65-0922580
PAXSON COMMUNICATIONS OF KANSAS CITY-50, INC. ..............  Florida                4833          65-0712686
PAXSON COMMUNICATIONS OF KNOXVILLE-54, INC. ................  Florida                4833          65-0804455
PAXSON COMMUNICATIONS OF LEXINGTON-67, INC. ................  Florida                4833          65-0826029
PAXSON COMMUNICATIONS OF LOS ANGELES-30, INC. ..............  Florida                4833          59-3295991
PAXSON COMMUNICATIONS OF LOUISVILLE-21, INC. ...............  Florida                4833          65-0917351
PAXSON COMMUNICATIONS OF MEMPHIS-50, INC. ..................  Florida                4833          65-0804519
PAXSON COMMUNICATIONS OF MIAMI-35, INC. ....................  Florida                4833          65-0471066
PAXSON COMMUNICATIONS OF MINNEAPOLIS-41, INC. ..............  Florida                4833          59-3295983
PAXSON COMMUNICATIONS OF MOBILE-61, INC. ...................  Florida                4833          65-0815802
PAXSON COMMUNICATIONS OF NASHVILLE-28, INC. ................  Florida                4833          65-0744429
PAXSON COMMUNICATIONS OF NEW ORLEANS-49, INC. ..............  Florida                4833          65-0804451
PAXSON COMMUNICATIONS OF NEW YORK-31, INC. .................  Florida                4833          65-0752309
PAXSON COMMUNICATIONS OF NORFOLK-49, INC. ..................  Florida                4833          65-0814356
PAXSON COMMUNICATIONS OF OKLAHOMA CITY-62, INC. ............  Florida                4833          65-0682182
PAXSON COMMUNICATIONS OF ORLANDO-56, INC. ..................  Florida                4833          59-3297996
PAXSON COMMUNICATIONS OF PHILADELPHIA-61, INC. .............  Florida                4833          59-3283731
PAXSON COMMUNICATIONS OF PHOENIX-13, INC. ..................  Florida                4833          65-0635181
PAXSON COMMUNICATIONS OF PHOENIX-51, INC. ..................  Florida                4833          65-0686052
PAXSON COMMUNICATIONS OF PITTSBURGH-40, INC. ...............  Florida                4833          65-0731832
PAXSON COMMUNICATIONS OF PORTLAND-22, INC. .................  Florida                4833          65-0826031

                                                                 STATE OR          PRIMARY
                                                                   OTHER           STANDARD
                                                              JURISDICTION OF     INDUSTRIAL         I.R.S.
                                                              INCORPORATION/    CLASSIFICATION   IDENTIFICATION
NAME                                                             FORMATION          NUMBER           NUMBER
----                                                          ---------------   --------------   --------------
PAXSON COMMUNICATIONS OF PORTLAND-23, INC. .................  Florida                4833          65-0806275
PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC. ...............  Florida                4833          65-0643775
PAXSON COMMUNICATIONS OF ROANOKE-38, INC. ..................  Florida                4833          65-0741687
PAXSON COMMUNICATIONS OF SACRAMENTO-29, INC. ...............  Florida                4833          65-0685880
PAXSON COMMUNICATIONS OF SALT LAKE CITY-30, INC. ...........  Florida                4833          65-0717339
PAXSON COMMUNICATIONS OF SAN ANTONIO-26, INC. ..............  Florida                4833          65-0826035
PAXSON COMMUNICATIONS OF SAN JOSE-65, INC. .................  Florida                4833          59-3283735
PAXSON COMMUNICATIONS OF SAN JUAN, INC. ....................  Florida                4833         58-22195653
PAXSON COMMUNICATIONS OF SCRANTON-64, INC. .................  Florida                4833          65-0735747
PAXSON COMMUNICATIONS OF SEATTLE-33, INC. ..................  Florida                4833          65-0686130
PAXSON COMMUNICATIONS OF SHREVEPORT-21, INC. ...............  Florida                4833          65-0813244
PAXSON COMMUNICATIONS OF SPOKANE-34, INC. ..................  Florida                4833          65-0815799
PAXSON COMMUNICATIONS OF ST. CROIX-15, INC. ................  Florida                4833          65-0815807
PAXSON COMMUNICATIONS OF SYRACUSE-56, INC. .................  Florida                4833          65-0795912
PAXSON COMMUNICATIONS OF TAMPA-66, INC. ....................  Florida                4833          59-3227558
PAXSON COMMUNICATIONS OF TUCSON-46, INC. ...................  Florida                4833          65-0744426
PAXSON COMMUNICATIONS OF TULSA-44, INC. ....................  Florida                4833          65-0653898
PAXSON COMMUNICATIONS OF WASHINGTON-66, INC. ...............  Florida                4833          65-0735951
PAXSON COMMUNICATIONS OF WAUSAU-46, INC. ...................  Florida                4833            65-08317
PAXSON COMMUNICATIONS OF WEST PALM BEACH-67, INC. ..........  Florida                4833          65-0823013
PAXSON COMMUNICATIONS TELEVISION, INC. .....................  Florida                4833          59-3283729
PAXSON DALLAS LICENSE, INC. ................................  Florida                4833          59-3283743
PAXSON DAVENPORT LICENSE, INC. .............................  Florida                4833          65-0813875
PAXSON DENVER LICENSE, INC. ................................  Florida                4833          65-0645191
PAXSON DES MOINES LICENSE, INC. ............................  Florida                4833          65-0813637
PAXSON DETROIT LICENSE, INC. ...............................  Florida                4833          65-0735190
PAXSON DEVELOPMENT, INC. ...................................  Florida                7812          65-0860488
PAXSON FAYETTEVILLE LICENSE, INC. ..........................  Florida                4833          65-0771656
PAXSON FRESNO LICENSE, INC. ................................  Florida                4833          65-0742709
PAXSON GREENSBORO LICENSE, INC. ............................  Florida                4833          65-0653901
PAXSON GREENVILLE LICENSE, INC. ............................  Florida                4833          65-0813243
PAXSON HAWAII LICENSE, INC. ................................  Florida                4833          65-0754523
PAXSON HOUSTON LICENSE, INC. ...............................  Florida                4833          76-0461475
PAXSON JACKSONVILLE LICENSE, INC. ..........................  Florida                4833          65-0903781
PAXSON JAX LICENSE, INC. ...................................  Florida                4833          65-1004850
PAXSON KANSAS CITY LICENSE, INC. ...........................  Florida                4833          65-0712711
PAXSON KNOXVILLE LICENSE, INC. .............................  Florida                4833          65-0829210
PAXSON LEXINGTON LICENSE, INC. .............................  Florida                4833          65-0826033
PAXSON LOS ANGELES LICENSE, INC. ...........................  Florida                4833          59-3295992
PAXSON MERCHANDISING & LICENSING, INC. .....................  Florida                5999          65-0926836
PAXSON MIAMI-35 LICENSE, INC. ..............................  Florida                4833          65-0752329
PAXSON MINNEAPOLIS LICENSE, INC. ...........................  Florida                4833          59-3295988
PAXSON MOBILE LICENSE, INC. ................................  Florida                4833          65-0815806
PAXSON NEW YORK LICENSE, INC. ..............................  Florida                4833          65-0611721

                                                                 STATE OR          PRIMARY
                                                                   OTHER           STANDARD
                                                              JURISDICTION OF     INDUSTRIAL         I.R.S.
                                                              INCORPORATION/    CLASSIFICATION   IDENTIFICATION
NAME                                                             FORMATION          NUMBER           NUMBER
----                                                          ---------------   --------------   --------------
PAXSON NORFOLK LICENSE, INC. ...............................  Florida                4833          65-1086982
PAXSON OKLAHOMA CITY LICENSE, INC. .........................  Florida                4833          65-0741346
PAXSON ORLANDO LICENSE, INC. ...............................  Florida                4833          65-0806278
PAXSON PHILADELPHIA LICENSE, INC. ..........................  Florida                4833          59-3283730
PAXSON PHOENIX LICENSE, INC. ...............................  Florida                4833          65-0625873
PAXSON PORTLAND LICENSE, INC. ..............................  Florida                4833          65-0812841
PAXSON PRODUCTIONS, INC. ...................................  Florida                7812          65-0860490
PAXSON ROANOKE LICENSE, INC. ...............................  Florida                4833          65-0741692
PAXSON SACRAMENTO LICENSE, INC. ............................  Florida                4833          65-0685878
PAXSON SALEM LICENSE, INC. .................................  Florida                4833          65-0826037
PAXSON SALT LAKE CITY LICENSE, INC. ........................  Florida                4833          65-0748582
PAXSON SAN ANTONIO LICENSE, INC. ...........................  Florida                4833          65-1086981
PAXSON SAN JOSE LICENSE, INC. ..............................  Florida                4833          59-3283733
PAXSON SCRANTON LICENSE, INC. ..............................  Florida                4833          65-0735746
PAXSON SEATTLE LICENSE, INC. ...............................  Florida                4833          65-0686136
PAXSON SHREVEPORT LICENSE, INC. ............................  Florida                4833          65-0813247
PAXSON SPOKANE LICENSE, INC. ...............................  Florida                4833          65-0815800
PAXSON SPORTS OF MIAMI, INC. ...............................  Florida                7941          59-3227303
PAXSON ST. CROIX LICENSE, INC. .............................  Florida                4833          65-0815808
PAXSON SYRACUSE LICENSE, INC. ..............................  Florida                4833          65-0795915
PAXSON TAMPA-66 LICENSE, INC. ..............................  Florida                4833          65-0752325
PAXSON TELEVISION PRODUCTIONS, INC. ........................  Florida                7812          65-0791898
PAXSON TELEVISION, INC. ....................................  Florida                7812          65-0902915
PAXSON TENNESSEE LICENSE, INC. .............................  Florida                4833          65-0744418
PAXSON TULSA LICENSE, INC. .................................  Florida                4833          65-0829209
PAXSON WASHINGTON LICENSE, INC. ............................  Florida                4833          59-3319719
PAXSON WAUSAU LICENSE, INC. ................................  Florida                4833          65-0834744
PCC DIRECT, INC. ...........................................  Florida                7313          65-0684251
RDP COMMUNICATIONS LICENSE OF INDIANAPOLIS, INC. ...........  Florida                4833          65-0866576
RDP COMMUNICATIONS OF INDIANAPOLIS, INC. ...................  Florida                4833          65-0866575
RDP COMMUNICATIONS, INC. ...................................  Florida                4833          65-0860333
TRAVEL CHANNEL ACQUISITION CORPORATION......................  Florida                4841          65-0766049

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     We are a Delaware corporation. Our certificate of incorporation and bylaws provide for the mandatory indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Reference is made to the Delaware General Corporation Law and to its Section 145, which permits, and in some cases requires, indemnification of our directors, officers, employees and agents under certain circumstances, subject to certain limitations.

     The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions that are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action, and court approval is required before there can be any indemnification if the person seeking indemnification has been found liable to the corporation.

     We have purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT
  NO.                                    DESCRIPTION
-------                                  -----------
 3.1.1     --    Certificate of Incorporation of the Company(1)
 3.1.2     --    Bylaws of the Company(2)
 3.1.3     --    Certificate of Designations of the Company's 13 1/4%
                 Cumulative Junior Exchangeable Preferred Stock(4)
 3.1.4     --    Certificate of Designations of the Company's 9 3/4% Series a
                 Convertible Preferred Stock(4)
 3.1.5     --    Certificate of Designations of the Company's 8% Series B
                 Convertible Exchangeable Preferred Stock(5)
 3.2.1     --    Certificate of Limited Partnership of America 51, L.P.(7)
 3.2.2     --    Second Amended and Restated Agreement of Limited Partnership
                 of America 51, L.P.(7)
 3.3.1     --    Articles of Incorporation of Bud Hits, Inc.(7)
 3.3.2     --    Bylaws of Bud Hits, Inc.(7)
 3.4.1     --    Articles of Incorporation of Bud Songs, Inc.(7)
 3.4.2     --    Bylaws of Bud Songs, Inc.(7)
 3.5.1     --    Articles of Incorporation of CAP Communications, Inc.(7)
 3.5.2     --    Bylaws of CAP Communications, Inc.(7)
 3.6.1     --    Articles of Incorporation of CAP Communications License of
                 New London, Inc.(7)
 3.6.2     --    Bylaws of CAP Communications License of New London, Inc.(7)
 3.7.1     --    Articles of Incorporation of CAP Communications of New
                 London, Inc.(7)
 3.7.2     --    Bylaws of CAP Communications of New London, Inc.(7)
 3.8.1     --    Articles of Incorporation of Channel 66 of Tampa, Inc.(7)
 3.8.2     --    Bylaws of Channel 66 of Tampa, Inc.(7)

EXHIBIT
  NO.                                    DESCRIPTION
-------                                  -----------
 3.9.1     --    Articles of Incorporation of Clearlake Productions, Inc.(7)
 3.9.2     --    Bylaws of Clearlake Productions, Inc.(7)
 3.10.1    --    Certificate of Incorporation of Cocola Media Corporation of
                 Florida(4)
 3.10.2    --    Bylaws of Cocola Media Corporation of Florida(4)
 3.11.1    --    Certificate of Incorporation of Cocola Media Corporation of
                 San Francisco, Inc.(4)
 3.11.2    --    Bylaws of Cocola Media Corporation of San Francisco(4)
 3.12.1    --    Amended and Restated Articles of Incorporation of DP Media,
                 Inc.(7)
 3.12.2    --    Amended and Restated Bylaws of DP Media, Inc.(7)
 3.13.1    --    Articles of Incorporation of DP Media License of Battle
                 Creek, Inc.(7)
 3.13.2    --    Bylaws of DP Media License of Battle Creek, Inc.(7)
 3.14.1    --    Articles of Incorporation of DP Media License of Boston,
                 Inc.(7)
 3.14.2    --    Bylaws of DP Media License of Boston, Inc.(7)
 3.15.1    --    Articles of Incorporation of DP Media License of
                 Martinsburg, Inc.(7)
 3.15.2    --    Bylaws of DP Media License of Martinsburg, Inc.(7)
 3.16.1    --    Articles of Incorporation of DP Media License of Milwaukee,
                 Inc.(7)
 3.16.2    --    Bylaws of DP Media License of Milwaukee, Inc.(7)
 3.17.1    --    Articles of Incorporation of DP Media License of Raleigh
                 Durham, Inc.(7)
 3.17.2    --    Bylaws of DP Media License of Raleigh Durham, Inc.(7)
 3.18.1    --    Articles of Incorporation of DP Media Battle Creek, Inc.(7)
 3.18.2    --    Articles of Amendment to Articles of Incorporation of DP
                 Media Battle Creek, Inc.(7)
 3.18.3    --    Bylaws of DP Media Battle Creek, Inc.(7)
 3.19.1    --    Articles of Incorporation of DP Media of Boston, Inc.(7)
 3.19.2    --    Bylaws of DP Media of Boston, Inc.(7)
 3.20.1    --    Articles of Incorporation of DP Media of Martinsburg,
                 Inc.(7)
 3.20.2    --    Bylaws of DP Media of Martinsburg, Inc.(7)
 3.21.1    --    Articles of Incorporation of DP Media of Milwaukee, Inc.(7)
 3.21.2    --    Bylaws of DP Media of Milwaukee, Inc.(7)
 3.22.1    --    Articles of Incorporation of DP Media of Raleigh Durham,
                 Inc.(7)
 3.22.2    --    Articles of Amendment to Articles of Incorporation of DP
                 Media of Raleigh Durham, Inc.(7)
 3.22.3    --    Bylaws of DP Media of Raleigh Durham, Inc.(7)
 3.23.1    --    Articles of Incorporation of DP Media of St. Louis, Inc.(7)
 3.23.2    --    Bylaws of DP Media of St. Louis, Inc.(7)
 3.24.1    --    Articles of Incorporation of Flagler Productions, Inc.(7)
 3.24.2    --    Bylaws of Flagler Productions, Inc.(7)
 3.25.1    --    Articles of Incorporation of Hispanic Broadcasting, Inc.(7)
 3.25.2    --    Articles of Amendment to Articles of Incorporation of
                 Hispanic Broadcasting, Inc.(7)
 3.25.3    --    Amended and Restated Bylaws of Hispanic Broadcasting,
                 Inc.(7)
 3.26.1    --    Articles of Incorporation of Iron Mountain Productions,
                 Inc.(7)
 3.26.2    --    Bylaws of Iron Mountain Productions, Inc.(7)
 3.27.1    --    Certificate of Formation of Ocean State Television, LLC
                 (formerly known as Offshore Television Company, LLC)(4)
 3.27.2    --    Operating Agreement of Ocean State Television, LLC(4)
 3.27.3    --    Amendment to Operating Agreement of Ocean State Television,
                 LLC(7)
 3.27.4    --    Amendment to Certificate of Formation of Ocean State
                 Television, LLC(7)
 3.28.1    --    Articles of Incorporation of Pax Hits Publishing, Inc.
                 (formerly known as Pax Tunes, Inc.)(7)

EXHIBIT
  NO.                                    DESCRIPTION
-------                                  -----------
 3.28.2    --    Articles of Amendment to Articles of Incorporation of Pax
                 Hits Publishing, Inc.(7)
 3.28.3    --    Amended and Restated Bylaws of Pax Hits Publishing, Inc.(7)
 3.29.1    --    Articles of Incorporation of Pax Internet, Inc. (formerly
                 known as Excel Marketing Enterprises, Inc.)(6)
 3.29.2    --    Articles of Amendment to Articles of Incorporation of Pax
                 Internet, Inc.(7)
 3.29.3    --    Bylaws of Pax Internet, Inc.(6)
 3.30.1    --    Certificate of Incorporation of Pax Net, Inc.(4)
 3.30.2    --    Bylaws of Pax Net, Inc.(4)
 3.31.1    --    Articles of Incorporation of Pax Net Television Productions,
                 Inc.)(4)
 3.31.2    --    Bylaws of Pax NetTelevision Productions, Inc.(4)
 3.32.1    --    Articles of Incorporation of Paxson Akron License, Inc.(6)
 3.32.2    --    Bylaws of Paxson Akron License, Inc.(6)
 3.33.1    --    Articles of Incorporation of Paxson Albany License, Inc.(3)
 3.33.2    --    Bylaws of Paxson Albany License, Inc.(3)
 3.34.1    --    Articles of Incorporation of Paxson Albuquerque License,
                 Inc.(4)
 3.34.2    --    Bylaws of Paxson Albuquerque License, Inc.(4)
 3.35.1    --    Articles of Incorporation of Paxson Atlanta License, Inc.(6)
 3.35.2    --    Bylaws of Paxson Atlanta License, Inc.(6)
 3.36.1    --    Articles of Incorporation of Paxson Birmingham License,
                 Inc.(3)
 3.36.2    --    Bylaws of Paxson Birmingham License, Inc.(3)
 3.37.1    --    Articles of Incorporation of Paxson Boston License, Inc.(6)
 3.37.2    --    Bylaws of Paxson Boston License, Inc.(6)
 3.38.1    --    Articles of Incorporation of Paxson Boston-68 License,
                 Inc.(7)
 3.38.2    --    Bylaws of Paxson Boston-68 License, Inc.(7)
 3.39.1    --    Articles of Incorporation of Paxson Buffalo License, Inc.(4)
 3.39.2    --    Bylaws of Paxson Buffalo License, Inc.(4)
 3.40.1    --    Articles of Incorporation of Paxson Cedar Rapids License,
                 Inc.(4)
 3.40.2    --    Bylaws of Paxson Cedar Rapids License, Inc.(4)
 3.41.1    --    Articles of Incorporation of Paxson Charleston License,
                 Inc.(4)
 3.41.2    --    Bylaws of Paxson Charleston License, Inc.(4)
 3.42.1    --    Articles of Incorporation of Paxson Chicago License, Inc.(4)
 3.42.2    --    Bylaws of Paxson Chicago License, Inc.(4)
 3.43.1    --    Certificate of Incorporation of Paxson Communications
                 License Company, LLC(4)
 3.43.2    --    Bylaws of Paxson Communications License Company, LLC(4)
 3.44.1    --    Articles of Incorporation of Paxson Communications LPTV,
                 Inc.(3)
 3.44.2    --    Bylaws of Paxson Communications LPTV, Inc.(3)
 3.45.1    --    Articles of Incorporation of Paxson Communications
                 Management Company(6)
 3.45.2    --    Bylaws of Paxson Communications Management Company(6)
 3.46.1    --    Articles of Incorporation of Paxson Communications of
                 Akron-23, Inc.(6)
 3.46.2    --    Bylaws of Paxson Communications of Akron-23, Inc.(6)
 3.47.1    --    Articles of Incorporation of Paxson Communications of
                 Albany-55, Inc.(3)
 3.47.2    --    Bylaws of Paxson Communications of Albany-55, Inc.(3)
 3.48.1    --    Articles of Incorporation of Paxson Communications of
                 Albuquerque-14, Inc.(4)
 3.48.2    --    Bylaws of Paxson Communications of Albuquerque-14, Inc.(4)
 3.49.1    --    Articles of Incorporation of Paxson Communications of
                 Atlanta 14, Inc.(6)

EXHIBIT
  NO.                                    DESCRIPTION
-------                                  -----------
 3.49.2    --    Bylaws of Paxson Communications of Atlanta-14, Inc.(6)
 3.50.1    --    Articles of Incorporation of Paxson Communications of
                 Birmingham-44, Inc. (3)
 3.50.2    --    Bylaws of Paxson Communications of Birmingham-44, Inc.(3)
 3.51.1    --    Articles of Incorporation of Paxson Communications of
                 Boston-46, Inc.(3)
 3.51.2    --    Bylaws of Paxson Communications of Boston-46, Inc.(3)
 3.52.1    --    Articles of Incorporation of Paxson Communications of
                 Boston-60, Inc.(6)
 3.52.2    --    Bylaws of Paxson Communications of Boston-60, Inc.(6)
 3.53.1    --    Articles of Incorporation of Paxson Communications of
                 Boston-68, Inc.(7)
 3.53.2    --    Bylaws of Paxson Communications of Boston-68, Inc.(7)
 3.54.1    --    Articles of Incorporation of Paxson Communications of
                 Buffalo-51, Inc.(4)
 3.54.2    --    Bylaws of Paxson Communications of Buffalo-51, Inc.(4)
 3.55.1    --    Articles of Incorporation of Paxson Communications of Cedar
                 Rapids-48, Inc.(4)
 3.55.2    --    Bylaws of Paxson Communications of Cedar Rapids-48, Inc.(4)
 3.56.1    --    Articles of Incorporation of Paxson Communications of
                 Charleston-29, Inc.(4)
 3.56.2    --    Bylaws of Paxson Communications of Charleston-29, Inc.(4)
 3.57.1    --    Articles of Incorporation of Paxson Communications of
                 Chicago-38, Inc.(4)
 3.57.2    --    Bylaws of Paxson Communications of Chicago-38, Inc.(4)
 3.58.1    --    Articles of Incorporation of Paxson Communications of
                 Dallas-68, Inc.(6)
 3.58.2    --    Bylaws of Paxson Communications of Dallas-68, Inc.(6)
 3.59.1    --    Articles of Incorporation of Paxson Communications of
                 Davenport-67, Inc.(4)
 3.59.2    --    Bylaws of Paxson Communications of Davenport-67, Inc.(4)
 3.60.1    --    Articles of Incorporation of Paxson Communications of
                 Denver-59, Inc.(6)
 3.60.2    --    Bylaws of Paxson Communications of Denver-59, Inc.(6)
 3.61.1    --    Articles of Incorporation of Paxson Communications of Des
                 Moines-39 Inc.(4)
 3.61.2    --    Bylaws of Paxson Communications of Des Moines-39, Inc.(4)
 3.62.1    --    Articles of Incorporation of Paxson Communications of
                 Detroit-31, Inc.(4)
 3.62.2    --    Bylaws of Paxson Communications of Detroit-31, Inc.(4)
 3.63.1    --    Articles of Incorporation of Paxson Communications of
                 Fayetteville-62, Inc.(4)
 3.63.2    --    Bylaws of Paxson Communications of Fayetteville-62, Inc.(4)
 3.64.1    --    Articles of Incorporation of Paxson Communications of
                 Fresno-61, Inc.(4)
 3.64.2    --    Bylaws of Paxson Communications of Fresno-61, Inc.(4)
 3.65.1    --    Articles of Incorporation of Paxson Communications of
                 Greensboro-16, Inc.(3)
 3.65.2    --    Bylaws of Paxson Communications of Greensboro-16, Inc.(3)
 3.66.1    --    Articles of Incorporation of Paxson Communications of
                 Greenville-38, Inc.(4)
 3.66.2    --    Bylaws of Paxson Communications of Greenville-38, Inc.(4)
 3.67.1    --    Articles of Incorporation of Paxson Communications of
                 Honolulu-66, Inc. (formerly known as Paxson Communications of Hawaii-66, Inc.)(7)
 3.67.2    --    Articles of Amendment to Articles of Incorporation of Paxson
                 Communications of Honolulu-66, Inc.(7)
 3.67.3    --    Bylaws of Paxson Communications of Honolulu-66, Inc.(7)
 3.68.1    --    Articles of Incorporation of Paxson Communications of
                 Houston-49, Inc.(6)
 3.68.2    --    Bylaws of Paxson Communications of Houston-49, Inc.(6)
 3.69.1    --    Articles of Incorporation of Paxson Communications of
                 Jacksonville-21, Inc.(7)
 3.69.2    --    Bylaws of Paxson Communications of Jacksonville-21, Inc.(7)
 3.70.1    --    Articles of Incorporation of Paxson Communications of
                 Jacksonville-35, Inc.(7)

EXHIBIT
  NO.                                    DESCRIPTION
-------                                  -----------
 3.70.2    --    Bylaws of Paxson Communications of Jacksonville-35, Inc.(7)
 3.71.1    --    Articles of Incorporation of Paxson Communications of Kansas
                 City-50, Inc.(4)
 3.71.2    --    Bylaws of Paxson Communications of Kansas City-50, Inc.(4)
 3.72.1    --    Articles of Incorporation of Paxson Communications of
                 Knoxville-54. Inc.(4)
 3.72.2    --    Bylaws of Paxson Communications of Knoxville-54, Inc.(4)
 3.73.1    --    Articles of Incorporation of Paxson Communications of
                 Lexington-67, Inc.(4)
 3.73.2    --    Bylaws of Paxson Communications of Lexington-67, Inc.(4)
 3.74.1    --    Articles of Incorporation of Paxson Communications of Los
                 Angeles-30, Inc.(6)
 3.74.2    --    Bylaws of Paxson Communications of Los Angeles-30, Inc.(6)
 3.75.1    --    Articles of Incorporation of Paxson Communications of
                 Louisville-21, Inc.(7)
 3.75.2    --    Bylaws of Paxson Communications of Louisville-21, Inc.(7)
 3.76.1    --    Articles of Incorporation of Paxson Communications of
                 Memphis-50, Inc.(4)
 3.76.2    --    Bylaws of Paxson Communications of Memphis-50, Inc.(4)
 3.77.1    --    Articles of Incorporation of Paxson Communications of
                 Miami-35, Inc.(6)
 3.77.2    --    Bylaws of Paxson Communications of Miami-35, Inc.(6)
 3.78.1    --    Articles of Incorporation of Paxson Communications of
                 Minneapolis-41, Inc.(6)
 3.78.2    --    Bylaws of Paxson Communications of Minneapolis-41, Inc.(6)
 3.79.1    --    Articles of Incorporation of Paxson Communications of
                 Mobile-61, Inc.(4)
 3.79.2    --    Bylaws of Paxson Communications of Mobile-61, Inc.(4)
 3.80.1    --    Articles of Incorporation of Paxson Communications of
                 Nashville-28, Inc.(4)
 3.80.2    --    Bylaws of Paxson Communications of Nashville-28, Inc.(4)
 3.81.1    --    Articles of Incorporation of Paxson Communications of New
                 Orleans-49, Inc.(4)
 3.81.2    --    Bylaws of Paxson Communications of New Orleans-49, Inc.(4)
 3.82.1    --    Articles of Incorporation of Paxson Communications of New
                 York-31, Inc.(4)
 3.82.2    --    Bylaws of Paxson Communications of New York-31, Inc.(4)
 3.83.1    --    Articles of Incorporation of Paxson Communications of
                 Norfolk-49, Inc.(4)
 3.83.2    --    Bylaws of Paxson Communications of Norfolk-49, Inc.(4)
 3.84.1    --    Articles of Incorporation of Paxson Communications of
                 Oklahoma City-62, Inc.(3)
 3.84.2    --    Bylaws of Paxson Communications of Oklahoma City-62, Inc.(3)
 3.85.1    --    Articles of Incorporation of Paxson Communications of
                 Orlando-56, Inc.(6)
 3.85.2    --    Bylaws of Paxson Communications of Orlando-56, Inc.(6)
 3.86.1    --    Articles of Incorporation of Paxson Communications of
                 Philadelphia-61, Inc.(6)
 3.86.2    --    Bylaws of Paxson Communications of Philadelphia-61, Inc.(6)
 3.87.1    --    Articles of Incorporation of Paxson Communications of
                 Phoenix-13, Inc.(6)
 3.87.2    --    Bylaws of Paxson Communications of Phoenix-13, Inc.(6)
 3.88.1    --    Articles of Incorporation of Paxson Communications of
                 Phoenix-51, Inc.(3)
 3.88.2    --    Bylaws of Paxson Communications of Phoenix-51, Inc.(3)
 3.89.1    --    Articles of Incorporation of Paxson Communications of
                 Pittsburgh-40, Inc.(4)
 3.89.2    --    Bylaws of Paxson Communications of Pittsburgh-40, Inc.(4)
 3.90.1    --    Articles of Incorporation of Paxson Communications of
                 Portland-22, Inc.(4)
 3.90.2    --    Bylaws of Paxson Communications of Portland-22, Inc.(4)
 3.91.1    --    Articles of Incorporation of Paxson Communications of
                 Portland-23, Inc.(4)
 3.91.2    --    Bylaws of Paxson Communications of Portland-23, Inc.(4)
 3.92.1    --    Articles of Incorporation of Paxson Communications of
                 Providence-69, Inc.(3)
 3.92.2    --    Bylaws of Paxson Communications of Providence-69, Inc.(3)

EXHIBIT
  NO.                                    DESCRIPTION
-------                                  -----------
 3.93.1    --    Articles of Incorporation of Paxson Communications of
                 Roanoke-38, Inc.(4)
 3.93.2    --    Bylaws of Paxson Communications of Roanoke-38, Inc.(4)
 3.94.1    --    Articles of Incorporation of Paxson Communications of
                 Sacramento-29, Inc.(3)
 3.94.2    --    Bylaws of Paxson Communications of Sacramento-29, Inc.(3)
 3.95.1    --    Articles of Incorporation of Paxson Communications of Salt
                 Lake City-30, Inc.(4)
 3.95.2    --    Bylaws of Paxson Communications of Salt Lake City-30,
                 Inc.(4)
 3.96.1    --    Articles of Incorporation of Paxson Communications of San
                 Antonio-26, Inc.(4)
 3.96.2    --    Bylaws of Paxson Communications of San Antonio-26, Inc.(4)
 3.97.1    --    Articles of Incorporation of Paxson Communications of San
                 Jose-65, Inc.(6)
 3.97.2    --    Bylaws of Paxson Communications of San Jose-65, Inc.(6)
 3.98.1    --    Articles of Incorporation of Paxson Communications of San
                 Juan, Inc.(3)
 3.98.2    --    Bylaws of Paxson Communications of San Juan, Inc.(3)
 3.99.1    --    Articles of Incorporation of Paxson Communications of
                 Scranton-64, Inc.(4)
 3.99.2    --    Bylaws of Paxson Communications of Scranton-64, Inc.(4)
 3.100.1   --    Articles of Incorporation of Paxson Communications of
                 Seattle-33, Inc.(3)
 3.100.2   --    Bylaws of Paxson Communications of Seattle-33, Inc.(3)
 3.101.1   --    Articles of Incorporation of Paxson Communications of
                 Shreveport-21, Inc.(4)
 3.101.2   --    Bylaws of Paxson Communications of Shreveport-21, Inc.(4)
 3.102.1   --    Articles of Incorporation of Paxson Communications of
                 Spokane-34, Inc.(4)
 3.102.2   --    Bylaws of Paxson Communications of Spokane-34, Inc.(4)
 3.103.1   --    Articles of Incorporation of Paxson Communications of St.
                 Croix-15, Inc.(4)
 3.103.2   --    Bylaws of Paxson Communications of St. Croix-15, Inc.(4)
 3.104.1   --    Articles of Incorporation of Paxson Communications of
                 Syracuse-56, Inc.(4)
 3.104.2   --    Bylaws of Paxson Communications of Syracuse-56, Inc.(4)
 3.105.1   --    Articles of Incorporation of Paxson Communications of
                 Tampa-66, Inc.(6)
 3.105.2   --    Bylaws of Paxson Communications of Tampa-66, Inc.(6)
 3.106.1   --    Articles of Incorporation of Paxson Communications of
                 Tucson-46, Inc.(4)
 3.106.2   --    Bylaws of Paxson Communications of Tucson-46, Inc.(4)
 3.107.1   --    Articles of Incorporation of Paxson Communications of
                 Tulsa-44, Inc.(3)
 3.107.2   --    Bylaws of Paxson Communications of Tulsa-44, Inc.(3)
 3.108.1   --    Articles of Incorporation of Paxson Communications of
                 Washington-66, Inc.(4)
 3.108.2   --    Bylaws of Paxson Communications of Washington-66, Inc.(4)
 3.109.1   --    Articles of Incorporation of Paxson Communications of
                 Wausau-46, Inc.(4)
 3.109.2   --    Bylaws of Paxson Communications of Wausau-46, Inc.(4)
 3.110.1   --    Articles of Incorporation of Paxson Communications of West
                 Palm Beach-67, Inc.(4)
 3.110.2   --    Bylaws of Paxson Communications of West Palm Beach-67,
                 Inc.(4)
 3.111.1   --    Articles of Incorporation of Paxson Communications
                 Television, Inc.(6)
 3.111.2   --    Bylaws of Paxson Communications Television, Inc.(6)
 3.112.1   --    Articles of Incorporation of Paxson Dallas License, Inc.(6)
 3.112.2   --    Bylaws of Paxson Dallas License, Inc.(6)
 3.113.1   --    Articles of Incorporation of Paxson Davenport License,
                 Inc.(4)
 3.113.2   --    Bylaws of Paxson Davenport License, Inc.(4)
 3.114.1   --    Articles of Incorporation of Paxson Denver License, Inc.(3)
 3.114.2   --    Bylaws of Paxson Denver License, Inc.(3)
 3.115.1   --    Articles of Incorporation of Paxson Des Moines License,
                 Inc.(4)

EXHIBIT
  NO.                                    DESCRIPTION
-------                                  -----------
 3.115.2   --    Bylaws of Paxson Des Moines License, Inc.(4)
 3.116.1   --    Articles of Incorporation of Paxson Detroit License, Inc.(4)
 3.116.2   --    Bylaws of Paxson Detroit License, Inc.(4)
 3.117.1   --    Articles of Incorporation of Paxson Development, Inc.(7)
 3.117.2   --    Bylaws of Paxson Development, Inc.(7)
 3.118.1   --    Articles of Incorporation of Paxson Fayetteville License,
                 Inc.(4)
 3.118.2   --    Bylaws of Paxson Fayetteville License, Inc.(4)
 3.119.1   --    Articles of Incorporation of Paxson Fresno License, Inc.(4)
 3.119.2   --    Bylaws of Paxson Fresno License, Inc.(4)
 3.120.1   --    Articles of Incorporation of Paxson Greensboro License,
                 Inc.(3)
 3.120.2   --    Bylaws of Paxson Greensboro License, Inc.(3)
 3.121.1   --    Articles of Incorporation of Paxson Greenville License,
                 Inc.(4)
 3.121.2   --    Bylaws of Paxson Greenville License, Inc.(4)
 3.122.1   --    Articles of Incorporation of Paxson Hawaii License, Inc.(4)
 3.122.2   --    Bylaws of Paxson Hawaii License, Inc.(4)
 3.123.1   --    Articles of Incorporation of Paxson Houston License, Inc.(6)
 3.123.2   --    Bylaws of Paxson Houston License, Inc.(6)
 3.124.1   --    Articles of Incorporation of Paxson Jacksonville License,
                 Inc.(7)
 3.124.2   --    Bylaws of Paxson Jacksonville License, Inc.(7)
 3.125.1   --    Articles of Incorporation Paxson Jax License, Inc.(7)
 3.125.2   --    Bylaws of Paxson Jax License, Inc.(7)
 3.126.1   --    Articles of Incorporation of Paxson Kansas City License,
                 Inc.(4)
 3.126.2   --    Bylaws of Paxson Kansas City License, Inc.(4)
 3.127.1   --    Articles of Incorporation of Paxson Knoxville License,
                 Inc.(4)
 3.127.2   --    Bylaws of Paxson Knoxville License, Inc.(4)
 3.128.1   --    Articles of Incorporation of Paxson Lexington License,
                 Inc.(4)
 3.128.2   --    Bylaws of Paxson Lexington License, Inc.(4)
 3.129.1   --    Articles of Incorporation of Paxson Los Angeles License,
                 Inc.(6)
 3.129.2   --    Bylaws of Paxson Los Angeles License, Inc.(6)
 3.130.1   --    Articles of Incorporation of Paxson Merchandising &
                 Licensing, Inc.(7)
 3.130.2   --    Bylaws of Paxson Merchandising & Licensing, Inc.(7)
 3.131.1   --    Articles of Incorporation of Paxson Miami-35 License,
                 Inc.(4)
 3.131.2   --    Bylaws of Paxson Miami-35 License, Inc.(4)
 3.132.1   --    Articles of Incorporation of Paxson Minneapolis License,
                 Inc.(6)
 3.132.2   --    Bylaws of Paxson Minneapolis License, Inc.(6)
 3.133.1   --    Articles of Incorporation of Paxson Mobile License, Inc.(4)
 3.133.2   --    Bylaws of Paxson Mobile License, Inc.(4)
 3.134.1   --    Articles of Incorporation of Paxson New York License,
                 Inc.(6)
 3.134.2   --    Bylaws of Paxson New York License, Inc.(6)
 3.135.1   --    Articles of Incorporation of Paxson Norfolk License, Inc.(7)
 3.135.2   --    Bylaws of Paxson Norfolk License, Inc.(7)
 3.136.1   --    Articles of Incorporation of Paxson Oklahoma City License,
                 Inc.(4)
 3.136.2   --    Bylaws of Paxson Oklahoma City License, Inc.(4)
 3.137.1   --    Articles of Incorporation of Paxson Orlando License, Inc.(4)
 3.137.2   --    Bylaws of Paxson Orlando License, Inc.(4)

EXHIBIT
  NO.                                    DESCRIPTION
-------                                  -----------
 3.138.1   --    Articles of Incorporation of Paxson Philadelphia License,
                 Inc.(6)
 3.138.2   --    Bylaws of Paxson Philadelphia License, Inc.(6)
 3.139.1   --    Articles of Incorporation of Paxson Phoenix License, Inc.(6)
 3.139.2   --    Bylaws of Paxson Phoenix License, Inc.(6)
 3.140.1   --    Articles of Incorporation of Paxson Portland License,
                 Inc.(4)
 3.140.2   --    Bylaws of Paxson Portland License, Inc.(4)
 3.141.1   --    Articles of Incorporation of Paxson Productions, Inc.(7)
 3.141.2   --    Bylaws of Paxson Productions, Inc.(7)
 3.142.1   --    Articles of Incorporation of Paxson Roanoke License, Inc.(4)
 3.142.2   --    Bylaws of Paxson Roanoke License, Inc.(4)
 3.143.1   --    Articles of Incorporation of Paxson Sacramento License,
                 Inc.(3)
 3.143.2   --    Bylaws of Paxson Sacramento License, Inc.(3)
 3.144.1   --    Articles of Incorporation of Paxson Salem License, Inc.(4)
 3.144.2   --    Bylaws of Paxson Salem License, Inc.(4)
 3.145.1   --    Articles of Incorporation of Paxson Salt Lake City License,
                 Inc.(4)
 3.145.2   --    Bylaws of Paxson Salt Lake City License, Inc.(4)
 3.146.1   --    Articles of Incorporation of Paxson San Antonio License,
                 Inc.(7)
 3.146.2   --    Bylaws of Paxson San Antonio License, Inc.(7)
 3.147.1   --    Articles of Incorporation of Paxson San Jose License,
                 Inc.(6)
 3.147.2   --    Bylaws of Paxson San Jose License, Inc.(6)
 3.148.1   --    Articles of Incorporation of Paxson Scranton License,
                 Inc.(4)
 3.148.2   --    Bylaws of Paxson Scranton License, Inc.(4)
 3.149.1   --    Articles of Incorporation of Paxson Seattle License, Inc.(3)
 3.149.2   --    Bylaws of Paxson Seattle License, Inc.(3)
 3.150.1   --    Articles of Incorporation of Paxson Shreveport License,
                 Inc.(4)
 3.150.2   --    Bylaws of Paxson Shreveport License, Inc.(4)
 3.151.1   --    Articles of Incorporation of Paxson Spokane License, Inc.(4)
 3.151.2   --    Bylaws of Paxson Spokane License, Inc.(4)
 3.152.1   --    Articles of Incorporation of Paxson Sports of Miami, Inc.(3)
 3.152.2   --    Bylaws of Paxson Sports of Miami, Inc.(3)
 3.153.1   --    Articles of Incorporation of Paxson St. Croix License,
                 Inc.(4)
 3.153.2   --    Bylaws of Paxson St. Croix License, Inc.(4)
 3.154.1   --    Articles of Incorporation of Paxson Syracuse License,
                 Inc.(4)
 3.154.2   --    Bylaws of Paxson Syracuse License, Inc.(4)
 3.155.1   --    Articles of Incorporation of Paxson Tampa-66 License,
                 Inc.(4)
 3.155.2   --    Bylaws of Paxson Tampa-66 License, Inc.(4)
 3.156.1   --    Articles of Incorporation of Paxson Television Productions,
                 Inc.(4)
 3.156.2   --    Bylaws of Paxson Television Productions, Inc.(4)
 3.157.1   --    Articles of Incorporation of Paxson Television, Inc.(7)
 3.157.2   --    Bylaws of Paxson Television, Inc.(7)
 3.158.1   --    Articles of Incorporation of Paxson Tennessee License,
                 Inc.(4)
 3.158.2   --    Bylaws of Paxson Tennessee License, Inc.(4)
 3.159.1   --    Articles of Incorporation of Paxson Tulsa License, Inc.(4)
 3.159.2   --    Bylaws of Paxson Tulsa License, Inc.(4)
 3.160.1   --    Articles of Incorporation of Paxson Washington License,
                 Inc.(6)

EXHIBIT
  NO.                                    DESCRIPTION
-------                                  -----------
 3.160.2   --    Bylaws of Paxson Washington License, Inc.(6)
 3.161.1   --    Articles of Incorporation of Paxson Wausau License, Inc.(4)
 3.161.2   --    Bylaws of Paxson Wausau License, Inc.(4)
 3.162.1   --    Articles of Incorporation of PCC Direct, Inc.(3)
 3.162.2   --    Bylaws of PCC Direct, Inc.(3)
 3.163.1   --    Articles of Incorporation of RDP Communications License of
                 Indianapolis, Inc.(7)
 3.163.2   --    Bylaws of RDP Communications License of Indianapolis,
                 Inc.(7)
 3.164.1   --    Articles of Incorporation of RDP Communications of
                 Indianapolis, Inc.(7)
 3.164.2   --    Bylaws of RDP Communications of Indianapolis, Inc.(7)
 3.165.1   --    Articles of Incorporation of RDP Communications, Inc.(7)
 3.165.2   --    Bylaws of RDP Communications, Inc.(7)
 3.166.1   --    Certificate of Incorporation of Travel Channel Acquisition
                 Corporation(4)
 3.166.2   --    Bylaws of Travel Channel Acquisition Corporation(4)
 4.1       --    Indenture, dated as of January 14, 2002, among Paxson
                 Communications Corporation, its domestic subsidiaries and
                 The Bank of New York, as trustee(8)
 4.2       --    Registration Rights Agreement, dated January 14, 2002, among
                 Paxson Communications Corporation, its domestic
                 subsidiaries, Salomon Smith Barney Inc., UBS Warburg LLC,
                 Bear, Stearns & Co., Inc. and Credit Suisse First Boston
                 Corporation(8)
 4.3       --    Purchase Agreement, dated January 7, 2002, among Paxson
                 Communications Corporation, its domestic subsidiaries, and
                 Salomon Smith Barney Inc., UBS Warburg LLC, Bear, Stearns &
                 Co. Inc., and Credit Suisse First Boston Corporation(8)
 4.4       --    Form of Note (contained in Exhibit 4.1)
 5.1       --    Opinion of Holland & Knight LLP*
12.1       --    Computation of Ratio of Earnings to Fixed Charges(9)
21.1       --    List of Subsidiaries(8)
23.1       --    Consent of PricewaterhouseCoopers LLP, independent certified public accountants(9)
23.2       --    Consent of Holland & Knight LLP (contained in Exhibit 5.1)
24.1       --    Powers of Attorney (included on signature pages of
                 Registration Statement)
25.1       --    Statement of Eligibility of Trustee, The Bank of New York,
                 on Form T-1(9)
99.1       --    Form of Letter of Transmittal for the Original Notes(9)
99.2       --    Form of Notice of Guaranteed Delivery for the Original
                 Notes(9)


---------------

(1) Filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

(2) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and incorporated herein by reference.

(3) Filed with the Company's Registration Statement on Form S-3, as amended, filed August 15, 1996, Registration No. 333-10267 and incorporated herein by reference.

(4) Filed with the Company's Registration Statement on Form S-4, as amended, filed July 23, 1998, Registration No. 333-59641, and incorporated herein by reference.

(5) Filed with the Company's Report on Form 8-K, dated September 15, 1999, and incorporated herein by reference.

(6) Filed with the Company's Registration Statement on Form S-4, as amended, filed January 23, 1996, Registration No. 333-63765 and incorporated herein by reference.



(7) Filed with the Company's Registration Statement on Form S-4, as amended, filed October 24, 2001, Registration No. 333-69192 and incorporated herein by reference.


(8) Filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference.


(9)Previously filed.


 *  Filed herewith.

     (b) Financial Statement Schedules

   REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON FINANCIAL STATEMENT
                                    SCHEDULE

To the Board of Directors and Stockholders of Paxson Communications Corporation:

Our audits of the consolidated financial statements referred to in our report dated February 19, 2002, appearing in the Paxson Communications Corporation Annual Report on Form 10-K for the year ended December 31, 2001, also included an audit of the accompanying financial statement schedule of Valuation and Qualifying Accounts. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP
Miami, Florida
February 19, 2002

                                                                     SCHEDULE II

                       PAXSON COMMUNICATIONS CORPORATION

                       VALUATION AND QUALIFYING ACCOUNTS
                  FOR THE THREE YEARS ENDED DECEMBER 31, 2001
                                 (IN THOUSANDS)

                COLUMN A                   COLUMN B         COLUMN C            COLUMN D       COLUMN E
                --------                  ----------        --------           ----------     ----------
                                                            ADDITIONS
                                                       -------------------
                                                        CHARGED
                                          BALANCE AT      TO                                  BALANCE AT
                                          BEGINNING    COSTS AND                                END OF
                                           OF YEAR     EXPENSES     OTHER      DEDUCTIONS        YEAR
                                          ----------   ---------   -------     ----------     ----------
FOR THE YEAR ENDED DECEMBER 31, 2001:
  Allowance for doubtful accounts.......   $ 4,167      $ 2,119    $    --      $(2,651)(1)    $  3,635
                                           =======      =======    =======      =======        ========
  Deferred tax assets valuation
     allowance..........................   $84,204      $    --    $72,549(2)   $    --        $156,753
                                           =======      =======    =======      =======        ========
  Restructuring reserves................   $ 5,677      $(1,229)   $    --      $(2,349)(3)    $  2,099
                                           =======      =======    =======      =======        ========
FOR THE YEAR ENDED DECEMBER 31, 2000:
  Allowance for doubtful accounts.......   $ 4,255      $ 3,277    $    --      $(3,365)(1)    $  4,167
                                           =======      =======    =======      =======        ========
  Deferred tax assets valuation
     allowance..........................   $27,429      $    --    $56,775(2)   $    --        $ 84,204
                                           =======      =======    =======      =======        ========
  Restructuring reserves................   $    --      $ 5,760    $    --      $   (83)(3)    $  5,677
                                           =======      =======    =======      =======        ========
FOR THE YEAR ENDED DECEMBER 31, 1999:
  Allowance for doubtful accounts.......   $ 3,953      $ 6,164    $    --      $(5,862)(1)    $  4,255
                                           =======      =======    =======      =======        ========
  Deferred tax assets valuation
     allowance..........................   $ 3,071      $    --    $24,358(2)   $    --        $ 27,429
                                           =======      =======    =======      =======        ========

---------------

(1) Write off of uncollectible receivables.
(2) Valuation allowance for net deferred tax assets due to uncertainty surrounding the Company's utilization of future tax benefits.
(3) Cash payments of termination benefits and lease payments.

ITEM 22.

     The undersigned Registrants hereby undertake:

          (A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration statement:

             (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (B) To respond to requests for information that is incorporated by reference into the prospectus under Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

          (C) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrants under the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Under the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on March 26, 2002.


                                          PAXSON COMMUNICATIONS CORPORATION


                                          By:     /s/ ADAM K. WEINSTEIN

                                            ------------------------------------

                                                     Adam K. Weinstein


                                                Vice President and Assistant
                                                          Secretary



     Under the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURES                                    TITLE                       DATE
                   ----------                                    -----                       ----



                       *                            Chairman of the Board, Director     March 26, 2002
------------------------------------------------
                Lowell W. Paxson




                       *                               President, Chief Executive       March 26, 2002
------------------------------------------------      Officer, Director (Principal
                Jeffrey Sagansky                           Executive Officer)




                       *                              Senior Vice President, Chief      March 26, 2002
------------------------------------------------      Financial Officer (Principal
            Thomas E. Severson, Jr.                        Financial Officer)




                       *                            Vice President, Chief Accounting    March 26, 2002
------------------------------------------------     Officer, Corporate Controller
                Ronald L. Rubin




                       *                                        Director                March 26, 2002
------------------------------------------------
                Bruce L. Burnham




                       *                                        Director                March 26, 2002
------------------------------------------------
               James L. Greenwald




                       *                                        Director                March 26, 2002
------------------------------------------------
                Henry J. Brandon




           *By: /s/ ADAM K. WEINSTEIN
------------------------------------------------
               Adam K. Weinstein
                Attorney-in-fact

                                   SIGNATURES


     Under the requirements of the Securities Act of 1933, as amended, each of the Additional Registrants listed directly below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on March 26, 2002.


                            ADDITIONAL REGISTRANTS:

     BUD HITS, INC. (a Florida corporation)
     BUD SONGS, INC. (a Florida corporation)
     CAP COMMUNICATIONS LICENSE OF NEW LONDON, INC. (a Florida corporation)
     CAP COMMUNICATIONS OF NEW LONDON, INC. (a Florida corporation)
     CAP COMMUNICATIONS, INC. (a Florida corporation)
     CHANNEL 66 OF TAMPA, INC. (a Florida corporation)
     CLEARLAKE PRODUCTIONS, INC. (a Florida corporation)
     COCOLA MEDIA CORPORATION OF FLORIDA (a Delaware corporation)
     COCOLA MEDIA CORPORATION OF SAN FRANCISCO, INC. (a California corporation) DP MEDIA, INC. (a Florida corporation)
     DP MEDIA LICENSE OF BATTLE CREEK, INC. (a Florida corporation)
     DP MEDIA LICENSE OF BOSTON, INC. (a Florida corporation)
     DP MEDIA LICENSE OF MARTINSBURG, INC. (a Florida corporation)
     DP MEDIA LICENSE OF MILWAUKEE, INC. (a Florida corporation)
     DP MEDIA LICENSE OF RALEIGH DURHAM, INC. (a Florida corporation)
     DP MEDIA OF BATTLE CREEK, INC. (a Florida corporation)
     DP MEDIA OF BOSTON, INC. (a Florida corporation)
     DP MEDIA OF MARTINSBURG, INC. (a Florida corporation)
     DP MEDIA OF MILWAUKEE, INC. (a Florida corporation)
     DP MEDIA OF RALEIGH DURHAM, INC. (a Florida corporation)
     DP MEDIA OF ST. LOUIS, INC. (a Florida corporation)
     FLAGLER PRODUCTIONS, INC. (a Florida corporation)
     HISPANIC BROADCASTING, INC. (a Florida corporation)
     IRON MOUNTAIN PRODUCTIONS, INC. (a Florida corporation)
     OCEAN STATE TELEVISION, LLC (a Delaware limited liability company)
     PAX HITS PUBLISHING, INC. (a Florida corporation)
     PAX INTERNET, INC. (a Florida corporation)
     PAX NET TELEVISION PRODUCTIONS, INC. (a Florida corporation)
     PAX NET, INC. (a Delaware corporation)
     PAXSON AKRON LICENSE, INC. (a Florida corporation)
     PAXSON ALBANY LICENSE, INC. (a Florida corporation)
     PAXSON ALBUQUERQUE LICENSE, INC. (a Florida corporation)
     PAXSON ATLANTA LICENSE, INC. (a Florida corporation)
     PAXSON BIRMINGHAM LICENSE, INC. (a Florida corporation)
     PAXSON BOSTON LICENSE, INC. (a Florida corporation)
     PAXSON BOSTON-68 LICENSE, INC. (a Florida corporation)
     PAXSON BUFFALO LICENSE, INC. (a Florida corporation)
     PAXSON CEDAR RAPIDS LICENSE, INC. (a Florida corporation)
     PAXSON CHARLESTON LICENSE, INC. (a Florida corporation)
     PAXSON CHICAGO LICENSE, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS LICENSE COMPANY, LLC (a Delaware limited liability company)
     PAXSON COMMUNICATIONS LPTV, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS MANAGEMENT COMPANY, INC. (a Florida corporation)

     PAXSON COMMUNICATIONS OF AKRON-23, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF ALBANY-55, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF ALBUQUERQUE-14, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF ATLANTA-14, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF BIRMINGHAM-44, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF BOSTON-46, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF BOSTON-60, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF BOSTON-68, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF BUFFALO-51, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF CEDAR RAPIDS-48, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF CHARLESTON-29, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF CHICAGO-38, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF DALLAS-68, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF DAVENPORT-67, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF DENVER-59, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF DES MOINES-39, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF DETROIT-31, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF FAYETTEVILLE-62, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF FRESNO-61, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF GREENSBORO-16, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF GREENVILLE-38, I NC. (a Florida corporation) PAXSON COMMUNICATIONS OF HONOLULU-66, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF HOUSTON-49, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF JACKSONVILLE-21, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF JACKSONVILLE-35, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF KANSAS CITY-50, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF KNOXVILLE-54, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF LEXINGTON-67, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF LOS ANGELES-30, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF LOUISVILLE-21, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF MEMPHIS-50, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF MIAMI-35, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF MINNEAPOLIS-41, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF MOBILE-61, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF NASHVILLE-28, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF NEW ORLEANS-49, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF NEW YORK-31, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF NORFOLK-49, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF OKLAHOMA CITY-62, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF ORLANDO-56, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF PHILADELPHIA-61, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF PHOENIX-13, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF PHOENIX-51, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF PITTSBURGH-40, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF PORTLAND-22, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF PORTLAND-23, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF ROANOKE-38, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF SACRAMENTO-29, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF SALT LAKE CITY-30, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF SAN ANTONIO-26, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF SAN JOSE-65, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF SAN JUAN, INC. (a Florida corporation)

     PAXSON COMMUNICATIONS OF SCRANTON-64, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF SEATTLE-33, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF SHREVEPORT-21, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF SPOKANE-34, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF ST. CROIX-15, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF SYRACUSE-56, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF TAMPA-66, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF TUCSON-46, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF TULSA-44, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF WASHINGTON-66, INC. (a Florida corporation) PAXSON COMMUNICATIONS OF WAUSAU-46, INC. (a Florida corporation)
     PAXSON COMMUNICATIONS OF WEST PALM BEACH-67, INC. (a Florida corporation) PAXSON COMMUNICATIONS TELEVISION, INC. (a Florida corporation)
     PAXSON DALLAS LICENSE, INC. (a Florida corporation)
     PAXSON DAVENPORT LICENSE, INC. (a Florida corporation)
     PAXSON DENVER LICENSE, INC. (a Florida corporation)
     PAXSON DES MOINES LICENSE, INC. (a Florida corporation)
     PAXSON DETROIT LICENSE, INC. (a Florida corporation)
     PAXSON DEVELOPMENT, INC. (a Florida corporation)
     PAXSON FAYETTEVILLE LICENSE, INC. (a Florida corporation)
     PAXSON FRESNO LICENSE, INC. (a Florida corporation)
     PAXSON GREENSBORO LICENSE, INC. (a Florida corporation)
     PAXSON GREENVILLE LICENSE, INC. (a Florida corporation)
     PAXSON HAWAII LICENSE, INC. (a Florida corporation)
     PAXSON HOUSTON LICENSE, INC. (a Florida corporation)
     PAXSON JACKSONVILLE LICENSE, INC. (a Florida corporation)
     PAXSON JAX LICENSE, INC. (a Florida corporation)
     PAXSON KANSAS CITY LICENSE, INC. (a Florida corporation)
     PAXSON KNOXVILLE LICENSE, INC. (a Florida corporation)
     PAXSON LEXINGTON LICENSE, INC. (a Florida corporation)
     PAXSON LOS ANGELES LICENSE, INC. (a Florida corporation)
     PAXSON MERCHANDISING & LICENSING, INC. (a Florida corporation)
     PAXSON MIAMI-35 LICENSE, INC. (a Florida corporation)
     PAXSON MINNEAPOLIS LICENSE, INC. (a Florida corporation)
     PAXSON MOBILE LICENSE, INC. (a Florida corporation)
     PAXSON NEW YORK LICENSE, INC. (a Florida corporation)
     PAXSON NORFOLK LICENSE, INC. (a Florida corporation)
     PAXSON OKLAHOMA CITY LICENSE, INC. (a Florida corporation)
     PAXSON ORLANDO LICENSE, INC. (a Florida corporation)
     PAXSON PHILADELPHIA LICENSE, INC. (a Florida corporation)
     PAXSON PHOENIX LICENSE, INC. (a Florida corporation)
     PAXSON PORTLAND LICENSE, INC. (a Florida corporation)
     PAXSON PRODUCTIONS, INC. (a Florida corporation)
     PAXSON ROANOKE LICENSE, INC. (a Florida corporation)
     PAXSON SACRAMENTO LICENSE, INC. (a Florida corporation)
     PAXSON SALEM LICENSE, INC. (a Florida corporation)
     PAXSON SALT LAKE CITY LICENSE, INC. (a Florida corporation)
     PAXSON SAN ANTONIO LICENSE, INC. (a Florida corporation)
     PAXSON SAN JOSE LICENSE, INC. (a Florida corporation)
     PAXSON SCRANTON LICENSE, INC. (a Florida corporation)
     PAXSON SEATTLE LICENSE, INC. (a Florida corporation)
     PAXSON SHREVEPORT LICENSE, INC. (a Florida corporation)
     PAXSON SPOKANE LICENSE, INC. (a Florida corporation)

     PAXSON SPORTS OF MIAMI, INC. (a Florida corporation)
     PAXSON ST. CROIX LICENSE, INC. (a Florida corporation)
     PAXSON SYRACUSE LICENSE, INC. (a Florida corporation)
     PAXSON TAMPA-66 LICENSE, INC. (a Florida corporation)
     PAXSON TELEVISION PRODUCTIONS, INC. (a Florida corporation)
     PAXSON TELEVISION, INC. (a Florida corporation)
     PAXSON TENNESSEE LICENSE, INC. (a Florida corporation)
     PAXSON TULSA LICENSE, INC. (a Florida corporation)
     PAXSON WASHINGTON LICENSE, INC. (a Florida corporation)
     PAXSON WAUSAU LICENSE, INC. (a Florida corporation)
     PCC DIRECT, INC. (a Florida corporation)
     RDP COMMUNICATIONS LICENSE OF INDIANAPOLIS, INC. (a Florida corporation) RDP COMMUNICATIONS OF INDIANAPOLIS, INC. (a Florida corporation)
     RDP COMMUNICATIONS, INC. (a Florida corporation)
     TRAVEL CHANNEL ACQUISITION CORPORATION (a Florida corporation)


                                          By:     /s/ ADAM K. WEINSTEIN

                                            ------------------------------------

                                          Name: Adam K. Weinstein


                                          Title: Vice President of each of such

                                             Additional Registrants

                                          AMERICA 51, L.P.
                                          (a Delaware limited partnership)

                                          By: Paxson Communications of
                                          Phoenix-51, Inc.,
                                          its General Partner and Limited
                                          Partner

                                          By: Paxson Communications Television,
                                          Inc.,
                                          its Limited Partner


                                          By:     /s/ ADAM K. WEINSTEIN

                                            ------------------------------------

                                          Name: Adam K. Weinstein


                                          Title: Vice President of such General
                                                 and

                                             Limited Partners of such Additional
                                             Registrant

     Under the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURES                                    TITLE                       DATE
                   ----------                                    -----                       ----



                       *                                     Sole Director              March 26, 2002
------------------------------------------------
                Lowell W. Paxson




                       *                             President (Principal Executive     March 26, 2002
------------------------------------------------                Officer)
                Jeffrey Sagansky




                       *                           Vice President and Chief Financial   March 26, 2002
------------------------------------------------      Officer (Principal Financial
            Thomas E. Severson, Jr.                 Officer and Principal Accounting
                                                                Officer)




           *By: /s/ ADAM K. WEINSTEIN
------------------------------------------------
               Adam K. Weinstein
                Attorney-in-fact

                               INDEX TO EXHIBITS

EXHIBIT
  NO.                                   DESCRIPTION
-------                                 -----------
 3.1.1     --   Certificate of Incorporation of the Company(1)
 3.1.2     --   Bylaws of the Company(2)
 3.1.3     --   Certificate of Designations of the Company's 13 1/4%
                Cumulative Junior Exchangeable Preferred Stock(4)
 3.1.4     --   Certificate of Designations of the Company's 9 3/4% Series a
                Convertible Preferred Stock(4)
 3.1.5     --   Certificate of Designations of the Company's 8% Series B
                Convertible Exchangeable Preferred Stock(5)
 3.2.1     --   Certificate of Limited Partnership of America 51, L.P.(7)
 3.2.2     --   Second Amended and Restated Agreement of Limited Partnership
                of America 51, L.P.(7)
 3.3.1     --   Articles of Incorporation of Bud Hits, Inc.(7)
 3.3.2     --   Bylaws of Bud Hits, Inc.(7)
 3.4.1     --   Articles of Incorporation of Bud Songs, Inc.(7)
 3.4.2     --   Bylaws of Bud Songs, Inc.(7)
 3.5.1     --   Articles of Incorporation of CAP Communications, Inc.(7)
 3.5.2     --   Bylaws of CAP Communications, Inc.(7)
 3.6.1     --   Articles of Incorporation of CAP Communications License of
                New London, Inc.(7)
 3.6.2     --   Bylaws of CAP Communications License of New London, Inc.(7)
 3.7.1     --   Articles of Incorporation of CAP Communications of New
                London, Inc.(7)
 3.7.2     --   Bylaws of CAP Communications of New London, Inc.(7)
 3.8.1     --   Articles of Incorporation of Channel 66 of Tampa, Inc.(7)
 3.8.2     --   Bylaws of Channel 66 of Tampa, Inc.(7)
 3.9.1     --   Articles of Incorporation of Clearlake Productions, Inc.(7)
 3.9.2     --   Bylaws of Clearlake Productions, Inc.(7)
 3.10.1    --   Certificate of Incorporation of Cocola Media Corporation of
                Florida(4)
 3.10.2    --   Bylaws of Cocola Media Corporation of Florida(4)
 3.11.1    --   Certificate of Incorporation of Cocola Media Corporation of
                San Francisco, Inc.(4)
 3.11.2    --   Bylaws of Cocola Media Corporation of San Francisco(4)
 3.12.1    --   Amended and Restated Articles of Incorporation of DP Media,
                Inc.(7)
 3.12.2    --   Amended and Restated Bylaws of DP Media, Inc.(7)
 3.13.1    --   Articles of Incorporation of DP Media License of Battle
                Creek, Inc.(7)
 3.13.2    --   Bylaws of DP Media License of Battle Creek, Inc.(7)
 3.14.1    --   Articles of Incorporation of DP Media License of Boston,
                Inc.(7)
 3.14.2    --   Bylaws of DP Media License of Boston, Inc.(7)
 3.15.1    --   Articles of Incorporation of DP Media License of
                Martinsburg, Inc.(7)
 3.15.2    --   Bylaws of DP Media License of Martinsburg, Inc.(7)
 3.16.1    --   Articles of Incorporation of DP Media License of Milwaukee,
                Inc.(7)
 3.16.2    --   Bylaws of DP Media License of Milwaukee, Inc.(7)
 3.17.1    --   Articles of Incorporation of DP Media License of Raleigh
                Durham, Inc.(7)
 3.17.2    --   Bylaws of DP Media License of Raleigh Durham, Inc.(7)
 3.18.1    --   Articles of Incorporation of DP Media Battle Creek, Inc.(7)
 3.18.2    --   Articles of Amendment to Articles of Incorporation of DP
                Media Battle Creek, Inc.(7)
 3.18.3    --   Bylaws of DP Media Battle Creek, Inc.(7)
 3.19.1    --   Articles of Incorporation of DP Media of Boston, Inc.(7)
 3.19.2    --   Bylaws of DP Media of Boston, Inc.(7)

EXHIBIT
  NO.                                   DESCRIPTION
-------                                 -----------
 3.20.1    --   Articles of Incorporation of DP Media of Martinsburg,
                Inc.(7)
 3.20.2    --   Bylaws of DP Media of Martinsburg, Inc.(7)
 3.21.1    --   Articles of Incorporation of DP Media of Milwaukee, Inc.(7)
 3.21.2    --   Bylaws of DP Media of Milwaukee, Inc.(7)
 3.22.1    --   Articles of Incorporation of DP Media of Raleigh Durham,
                Inc.(7)
 3.22.2    --   Articles of Amendment to Articles of Incorporation of DP
                Media of Raleigh Durham, Inc.(7)
 3.22.3    --   Bylaws of DP Media of Raleigh Durham, Inc.(7)
 3.23.1    --   Articles of Incorporation of DP Media of St. Louis, Inc.(7)
 3.23.2    --   Bylaws of DP Media of St. Louis, Inc.(7)
 3.24.1    --   Articles of Incorporation of Flagler Productions, Inc.(7)
 3.24.2    --   Bylaws of Flagler Productions, Inc.(7)
 3.25.1    --   Articles of Incorporation of Hispanic Broadcasting, Inc.(7)
 3.25.2    --   Articles of Amendment to Articles of Incorporation of
                Hispanic Broadcasting, Inc.(7)
 3.25.3    --   Amended and Restated Bylaws of Hispanic Broadcasting,
                Inc.(7)
 3.26.1    --   Articles of Incorporation of Iron Mountain Productions,
                Inc.(7)
 3.26.2    --   Bylaws of Iron Mountain Productions, Inc.(7)
 3.27.1    --   Certificate of Formation of Ocean State Television, LLC
                (formerly known as Offshore Television Company, LLC)(4)
 3.27.2    --   Operating Agreement of Ocean State Television, LLC(4)
 3.27.3    --   Amendment to Operating Agreement of Ocean State Television,
                LLC(7)
 3.27.4    --   Amendment to Certificate of Formation of Ocean State
                Television, LLC(7)
 3.28.1    --   Articles of Incorporation of Pax Hits Publishing, Inc.
                (formerly known as Pax Tunes, Inc.)(7)
 3.28.2    --   Articles of Amendment to Articles of Incorporation of Pax
                Hits Publishing, Inc.(7)
 3.28.3    --   Amended and Restated Bylaws of Pax Hits Publishing, Inc.(7)
 3.29.1    --   Articles of Incorporation of Pax Internet, Inc. (formerly
                known as Excel Marketing Enterprises, Inc.)(6)
 3.29.2    --   Articles of Amendment to Articles of Incorporation of Pax
                Internet, Inc.(7)
 3.29.3    --   Bylaws of Pax Internet, Inc.(6)
 3.30.1    --   Certificate of Incorporation of Pax Net, Inc.(4)
 3.30.2    --   Bylaws of Pax Net, Inc.(4)
 3.31.1    --   Articles of Incorporation of Pax Net Television Productions,
                Inc.)(4)
 3.31.2    --   Bylaws of Pax NetTelevision Productions, Inc.(4)
 3.32.1    --   Articles of Incorporation of Paxson Akron License, Inc.(6)
 3.32.2    --   Bylaws of Paxson Akron License, Inc.(6)
 3.33.1    --   Articles of Incorporation of Paxson Albany License, Inc.(3)
 3.33.2    --   Bylaws of Paxson Albany License, Inc.(3)
 3.34.1    --   Articles of Incorporation of Paxson Albuquerque License,
                Inc.(4)
 3.34.2    --   Bylaws of Paxson Albuquerque License, Inc.(4)
 3.35.1    --   Articles of Incorporation of Paxson Atlanta License, Inc.(6)
 3.35.2    --   Bylaws of Paxson Atlanta License, Inc.(6)
 3.36.1    --   Articles of Incorporation of Paxson Birmingham License,
                Inc.(3)
 3.36.2    --   Bylaws of Paxson Birmingham License, Inc.(3)
 3.37.1    --   Articles of Incorporation of Paxson Boston License, Inc.(6)
 3.37.2    --   Bylaws of Paxson Boston License, Inc.(6)
 3.38.1    --   Articles of Incorporation of Paxson Boston-68 License,
                Inc.(7)
 3.38.2    --   Bylaws of Paxson Boston-68 License, Inc.(7)

EXHIBIT
  NO.                                   DESCRIPTION
-------                                 -----------
 3.39.1    --   Articles of Incorporation of Paxson Buffalo License, Inc.(4)
 3.39.2    --   Bylaws of Paxson Buffalo License, Inc.(4)
 3.40.1    --   Articles of Incorporation of Paxson Cedar Rapids License,
                Inc.(4)
 3.40.2    --   Bylaws of Paxson Cedar Rapids License, Inc.(4)
 3.41.1    --   Articles of Incorporation of Paxson Charleston License,
                Inc.(4)
 3.41.2    --   Bylaws of Paxson Charleston License, Inc.(4)
 3.42.1    --   Articles of Incorporation of Paxson Chicago License, Inc.(4)
 3.42.2    --   Bylaws of Paxson Chicago License, Inc.(4)
 3.43.1    --   Certificate of Incorporation of Paxson Communications
                License Company, LLC(4)
 3.43.2    --   Bylaws of Paxson Communications License Company, LLC(4)
 3.44.1    --   Articles of Incorporation of Paxson Communications LPTV,
                Inc.(3)
 3.44.2    --   Bylaws of Paxson Communications LPTV, Inc.(3)
 3.45.1    --   Articles of Incorporation of Paxson Communications
                Management Company (6)
 3.45.2    --   Bylaws of Paxson Communications Management Company(6)
 3.46.1    --   Articles of Incorporation of Paxson Communications of
                Akron-23, Inc.(6)
 3.46.2    --   Bylaws of Paxson Communications of Akron-23, Inc.(6)
 3.47.1    --   Articles of Incorporation of Paxson Communications of
                Albany-55, Inc.(3)
 3.47.2    --   Bylaws of Paxson Communications of Albany-55, Inc.(3)
 3.48.1    --   Articles of Incorporation of Paxson Communications of
                Albuquerque-14, Inc.(4)
 3.48.2    --   Bylaws of Paxson Communications of Albuquerque-14, Inc.(4)
 3.49.1    --   Articles of Incorporation of Paxson Communications of
                Atlanta 14, Inc.(6)
 3.49.2    --   Bylaws of Paxson Communications of Atlanta-14, Inc.(6)
 3.50.1    --   Articles of Incorporation of Paxson Communications of
                Birmingham-44, Inc.(3)
 3.50.2    --   Bylaws of Paxson Communications of Birmingham-44, Inc.(3)
 3.51.1    --   Articles of Incorporation of Paxson Communications of
                Boston-46, Inc.(3)
 3.51.2    --   Bylaws of Paxson Communications of Boston-46, Inc.(3)
 3.52.1    --   Articles of Incorporation of Paxson Communications of
                Boston-60, Inc.(6)
 3.52.2    --   Bylaws of Paxson Communications of Boston-60, Inc.(6)
 3.53.1    --   Articles of Incorporation of Paxson Communications of
                Boston-68, Inc.(7)
 3.53.2    --   Bylaws of Paxson Communications of Boston-68, Inc.(7)
 3.54.1    --   Articles of Incorporation of Paxson Communications of
                Buffalo-51, Inc.(4)
 3.54.2    --   Bylaws of Paxson Communications of Buffalo-51, Inc.(4)
 3.55.1    --   Articles of Incorporation of Paxson Communications of Cedar
                Rapids-48, Inc.(4)
 3.55.2    --   Bylaws of Paxson Communications of Cedar Rapids-48, Inc.(4)
 3.56.1    --   Articles of Incorporation of Paxson Communications of
                Charleston-29, Inc.(4)
 3.56.2    --   Bylaws of Paxson Communications of Charleston-29, Inc.(4)
 3.57.1    --   Articles of Incorporation of Paxson Communications of
                Chicago-38, Inc.(4)
 3.57.2    --   Bylaws of Paxson Communications of Chicago-38, Inc.(4)
 3.58.1    --   Articles of Incorporation of Paxson Communications of
                Dallas-68, Inc.(6)
 3.58.2    --   Bylaws of Paxson Communications of Dallas-68, Inc.(6)
 3.59.1    --   Articles of Incorporation of Paxson Communications of
                Davenport-67, Inc.(4)
 3.59.2    --   Bylaws of Paxson Communications of Davenport-67, Inc.(4)
 3.60.1    --   Articles of Incorporation of Paxson Communications of
                Denver-59, Inc.(6)
 3.60.2    --   Bylaws of Paxson Communications of Denver-59, Inc.(6)

EXHIBIT
  NO.                                   DESCRIPTION
-------                                 -----------
 3.61.1    --   Articles of Incorporation of Paxson Communications of Des
                Moines-39 Inc.(4)
 3.61.2    --   Bylaws of Paxson Communications of Des Moines-39, Inc.(4)
 3.62.1    --   Articles of Incorporation of Paxson Communications of
                Detroit-31, Inc.(4)
 3.62.2    --   Bylaws of Paxson Communications of Detroit-31, Inc.(4)
 3.63.1    --   Articles of Incorporation of Paxson Communications of
                Fayetteville-62, Inc.(4)
 3.63.2    --   Bylaws of Paxson Communications of Fayetteville-62, Inc.(4)
 3.64.1    --   Articles of Incorporation of Paxson Communications of
                Fresno-61, Inc.(4)
 3.64.2    --   Bylaws of Paxson Communications of Fresno-61, Inc.(4)
 3.65.1    --   Articles of Incorporation of Paxson Communications of
                Greensboro-16, Inc.(3)
 3.65.2    --   Bylaws of Paxson Communications of Greensboro-16, Inc.(3)
 3.66.1    --   Articles of Incorporation of Paxson Communications of
                Greenville-38, Inc.(4)
 3.66.2    --   Bylaws of Paxson Communications of Greenville-38, Inc.(4)
 3.67.1    --   Articles of Incorporation of Paxson Communications of
                Honolulu-66, Inc. (formerly known as Paxson Communications of Hawaii-66, Inc.)(7)
 3.67.2    --   Articles of Amendment to Articles of Incorporation of Paxson
                Communications of Honolulu-66, Inc.(7)
 3.67.3    --   Bylaws of Paxson Communications of Honolulu-66, Inc.(7)
 3.68.1    --   Articles of Incorporation of Paxson Communications of
                Houston-49, Inc.(6)
 3.68.2    --   Bylaws of Paxson Communications of Houston-49, Inc.(6)
 3.69.1    --   Articles of Incorporation of Paxson Communications of
                Jacksonville-21, Inc.(7)
 3.69.2    --   Bylaws of Paxson Communications of Jacksonville-21, Inc.(7)
 3.70.1    --   Articles of Incorporation of Paxson Communications of
                Jacksonville-35, Inc.(7)
 3.70.2    --   Bylaws of Paxson Communications of Jacksonville-35, Inc.(7)
 3.71.1    --   Articles of Incorporation of Paxson Communications of Kansas
                City-50, Inc.(4)
 3.71.2    --   Bylaws of Paxson Communications of Kansas City-50, Inc.(4)
 3.72.1    --   Articles of Incorporation of Paxson Communications of
                Knoxville-54. Inc.(4)
 3.72.2    --   Bylaws of Paxson Communications of Knoxville-54, Inc.(4)
 3.73.1    --   Articles of Incorporation of Paxson Communications of
                Lexington-67, Inc.(4)
 3.73.2    --   Bylaws of Paxson Communications of Lexington-67, Inc.(4)
 3.74.1    --   Articles of Incorporation of Paxson Communications of Los
                Angeles-30, Inc.(6)
 3.74.2    --   Bylaws of Paxson Communications of Los Angeles-30, Inc.(6)
 3.75.1    --   Articles of Incorporation of Paxson Communications of
                Louisville-21, Inc.(7)
 3.75.2    --   Bylaws of Paxson Communications of Louisville-21, Inc.(7)
 3.76.1    --   Articles of Incorporation of Paxson Communications of
                Memphis-50, Inc.(4)
 3.76.2    --   Bylaws of Paxson Communications of Memphis-50, Inc.(4)
 3.77.1    --   Articles of Incorporation of Paxson Communications of
                Miami-35, Inc.(6)
 3.77.2    --   Bylaws of Paxson Communications of Miami-35, Inc.(6)
 3.78.1    --   Articles of Incorporation of Paxson Communications of
                Minneapolis-41, Inc.(6)
 3.78.2    --   Bylaws of Paxson Communications of Minneapolis-41, Inc.(6)
 3.79.1    --   Articles of Incorporation of Paxson Communications of
                Mobile-61, Inc.(4)
 3.79.2    --   Bylaws of Paxson Communications of Mobile-61, Inc.(4)
 3.80.1    --   Articles of Incorporation of Paxson Communications of
                Nashville-28, Inc.(4)
 3.80.2    --   Bylaws of Paxson Communications of Nashville-28, Inc.(4)
 3.81.1    --   Articles of Incorporation of Paxson Communications of New
                Orleans-49, Inc.(4)
 3.81.2    --   Bylaws of Paxson Communications of New Orleans-49, Inc.(4)
 3.82.1    --   Articles of Incorporation of Paxson Communications of New
                York-31, Inc.(4)

EXHIBIT
  NO.                                   DESCRIPTION
-------                                 -----------
 3.82.2    --   Bylaws of Paxson Communications of New York-31, Inc.(4)
 3.83.1    --   Articles of Incorporation of Paxson Communications of
                Norfolk-49, Inc.(4)
 3.83.2    --   Bylaws of Paxson Communications of Norfolk-49, Inc.(4)
 3.84.1    --   Articles of Incorporation of Paxson Communications of
                Oklahoma City-62, Inc.(3)
 3.84.2    --   Bylaws of Paxson Communications of Oklahoma City-62, Inc.(3)
 3.85.1    --   Articles of Incorporation of Paxson Communications of
                Orlando-56, Inc.(6)
 3.85.2    --   Bylaws of Paxson Communications of Orlando-56, Inc.(6)
 3.86.1    --   Articles of Incorporation of Paxson Communications of
                Philadelphia-61, Inc.(6)
 3.86.2    --   Bylaws of Paxson Communications of Philadelphia-61, Inc.(6)
 3.87.1    --   Articles of Incorporation of Paxson Communications of
                Phoenix-13, Inc.(6)
 3.87.2    --   Bylaws of Paxson Communications of Phoenix-13, Inc.(6)
 3.88.1    --   Articles of Incorporation of Paxson Communications of
                Phoenix-51, Inc.(3)
 3.88.2    --   Bylaws of Paxson Communications of Phoenix-51, Inc.(3)
 3.89.1    --   Articles of Incorporation of Paxson Communications of
                Pittsburgh-40, Inc.(4)
 3.89.2    --   Bylaws of Paxson Communications of Pittsburgh-40, Inc.(4)
 3.90.1    --   Articles of Incorporation of Paxson Communications of
                Portland-22, Inc.(4)
 3.90.2    --   Bylaws of Paxson Communications of Portland-22, Inc.(4)
 3.91.1    --   Articles of Incorporation of Paxson Communications of
                Portland-23, Inc.(4)
 3.91.2    --   Bylaws of Paxson Communications of Portland-23, Inc.(4)
 3.92.1    --   Articles of Incorporation of Paxson Communications of
                Providence-69, Inc.(3)
 3.92.2    --   Bylaws of Paxson Communications of Providence-69, Inc.(3)
 3.93.1    --   Articles of Incorporation of Paxson Communications of
                Roanoke-38, Inc.(4)
 3.93.2    --   Bylaws of Paxson Communications of Roanoke-38, Inc.(4)
 3.94.1    --   Articles of Incorporation of Paxson Communications of
                Sacramento-29, Inc.(3)
 3.94.2    --   Bylaws of Paxson Communications of Sacramento-29, Inc.(3)
 3.95.1    --   Articles of Incorporation of Paxson Communications of Salt
                Lake City-30, Inc.(4)
 3.95.2    --   Bylaws of Paxson Communications of Salt Lake City-30,
                Inc.(4)
 3.96.1    --   Articles of Incorporation of Paxson Communications of San
                Antonio-26, Inc.(4)
 3.96.2    --   Bylaws of Paxson Communications of San Antonio-26, Inc.(4)
 3.97.1    --   Articles of Incorporation of Paxson Communications of San
                Jose-65, Inc.(6)
 3.97.2    --   Bylaws of Paxson Communications of San Jose-65, Inc.(6)
 3.98.1    --   Articles of Incorporation of Paxson Communications of San
                Juan, Inc.(3)
 3.98.2    --   Bylaws of Paxson Communications of San Juan, Inc.(3)
 3.99.1    --   Articles of Incorporation of Paxson Communications of
                Scranton-64, Inc.(4)
 3.99.2    --   Bylaws of Paxson Communications of Scranton-64, Inc.(4)
 3.100.1   --   Articles of Incorporation of Paxson Communications of
                Seattle-33, Inc.(3)
 3.100.2   --   Bylaws of Paxson Communications of Seattle-33, Inc.(3)
 3.101.1   --   Articles of Incorporation of Paxson Communications of
                Shreveport-21, Inc.(4)
 3.101.2   --   Bylaws of Paxson Communications of Shreveport-21, Inc.(4)
 3.102.1   --   Articles of Incorporation of Paxson Communications of
                Spokane-34, Inc.(4)
 3.102.2   --   Bylaws of Paxson Communications of Spokane-34, Inc.(4)
 3.103.1   --   Articles of Incorporation of Paxson Communications of St.
                Croix-15, Inc.(4)
 3.103.2   --   Bylaws of Paxson Communications of St. Croix-15, Inc.(4)
 3.104.1   --   Articles of Incorporation of Paxson Communications of
                Syracuse-56, Inc.(4)

EXHIBIT
  NO.                                   DESCRIPTION
-------                                 -----------
 3.104.2   --   Bylaws of Paxson Communications of Syracuse-56, Inc.(4)
 3.105.1   --   Articles of Incorporation of Paxson Communications of
                Tampa-66, Inc.(6)
 3.105.2   --   Bylaws of Paxson Communications of Tampa-66, Inc.(6)
 3.106.1   --   Articles of Incorporation of Paxson Communications of
                Tucson-46, Inc.(4)
 3.106.2   --   Bylaws of Paxson Communications of Tucson-46, Inc.(4)
 3.107.1   --   Articles of Incorporation of Paxson Communications of
                Tulsa-44, Inc.(3)
 3.107.2   --   Bylaws of Paxson Communications of Tulsa-44, Inc.(3)
 3.108.1   --   Articles of Incorporation of Paxson Communications of
                Washington-66, Inc.(4)
 3.108.2   --   Bylaws of Paxson Communications of Washington-66, Inc.(4)
 3.109.1   --   Articles of Incorporation of Paxson Communications of
                Wausau-46, Inc.(4)
 3.109.2   --   Bylaws of Paxson Communications of Wausau-46, Inc.(4)
 3.110.1   --   Articles of Incorporation of Paxson Communications of West
                Palm Beach-67, Inc.(4)
 3.110.2   --   Bylaws of Paxson Communications of West Palm Beach-67,
                Inc.(4)
 3.111.1   --   Articles of Incorporation of Paxson Communications
                Television, Inc.(6)
 3.111.2   --   Bylaws of Paxson Communications Television, Inc.(6)
 3.112.1   --   Articles of Incorporation of Paxson Dallas License, Inc.(6)
 3.112.2   --   Bylaws of Paxson Dallas License, Inc.(6)
 3.113.1   --   Articles of Incorporation of Paxson Davenport License,
                Inc.(4)
 3.113.2   --   Bylaws of Paxson Davenport License, Inc.(4)
 3.114.1   --   Articles of Incorporation of Paxson Denver License, Inc.(3)
 3.114.2   --   Bylaws of Paxson Denver License, Inc.(3)
 3.115.1   --   Articles of Incorporation of Paxson Des Moines License,
                Inc.(4)
 3.115.2   --   Bylaws of Paxson Des Moines License, Inc.(4)
 3.116.1   --   Articles of Incorporation of Paxson Detroit License, Inc.(4)
 3.116.2   --   Bylaws of Paxson Detroit License, Inc.(4)
 3.117.1   --   Articles of Incorporation of Paxson Development, Inc.(7)
 3.117.2   --   Bylaws of Paxson Development, Inc.(7)
 3.118.1   --   Articles of Incorporation of Paxson Fayetteville License,
                Inc.(4)
 3.118.2   --   Bylaws of Paxson Fayetteville License, Inc.(4)
 3.119.1   --   Articles of Incorporation of Paxson Fresno License, Inc.(4)
 3.119.2   --   Bylaws of Paxson Fresno License, Inc.(4)
 3.120.1   --   Articles of Incorporation of Paxson Greensboro License,
                Inc.(3)
 3.120.2   --   Bylaws of Paxson Greensboro License, Inc.(3)
 3.121.1   --   Articles of Incorporation of Paxson Greenville License,
                Inc.(4)
 3.121.2   --   Bylaws of Paxson Greenville License, Inc.(4)
 3.122.1   --   Articles of Incorporation of Paxson Hawaii License, Inc.(4)
 3.122.2   --   Bylaws of Paxson Hawaii License, Inc.(4)
 3.123.1   --   Articles of Incorporation of Paxson Houston License, Inc.(6)
 3.123.2   --   Bylaws of Paxson Houston License, Inc.(6)
 3.124.1   --   Articles of Incorporation of Paxson Jacksonville License,
                Inc.(7)
 3.124.2   --   Bylaws of Paxson Jacksonville License, Inc.(7)
 3.125.1   --   Articles of Incorporation Paxson Jax License, Inc.(7
 3.125.2   --   Bylaws of Paxson Jax License, Inc.(7)
 3.126.1   --   Articles of Incorporation of Paxson Kansas City License,
                Inc.(4)

EXHIBIT
  NO.                                   DESCRIPTION
-------                                 -----------
 3.126.2   --   Bylaws of Paxson Kansas City License, Inc.(4)
 3.127.1   --   Articles of Incorporation of Paxson Knoxville License,
                Inc.(4)
 3.127.2   --   Bylaws of Paxson Knoxville License, Inc.(4)
 3.128.1   --   Articles of Incorporation of Paxson Lexington License,
                Inc.(4)
 3.128.2   --   Bylaws of Paxson Lexington License, Inc.(4)
 3.129.1   --   Articles of Incorporation of Paxson Los Angeles License,
                Inc.(6)
 3.129.2   --   Bylaws of Paxson Los Angeles License, Inc.(6)
 3.130.1   --   Articles of Incorporation of Paxson Merchandising &
                Licensing, Inc.(7)
 3.130.2   --   Bylaws of Paxson Merchandising & Licensing, Inc.(7)
 3.131.1   --   Articles of Incorporation of Paxson Miami-35 License,
                Inc.(4)
 3.131.2   --   Bylaws of Paxson Miami-35 License, Inc.(4)
 3.132.1   --   Articles of Incorporation of Paxson Minneapolis License,
                Inc.(6)
 3.132.2   --   Bylaws of Paxson Minneapolis License, Inc.(6)
 3.133.1   --   Articles of Incorporation of Paxson Mobile License, Inc.(4)
 3.133.2   --   Bylaws of Paxson Mobile License, Inc.(4)
 3.134.1   --   Articles of Incorporation of Paxson New York License,
                Inc.(6)
 3.134.2   --   Bylaws of Paxson New York License, Inc.(6)
 3.135.1   --   Articles of Incorporation of Paxson Norfolk License, Inc.(7)
 3.135.2   --   Bylaws of Paxson Norfolk License, Inc.(7)
 3.136.1   --   Articles of Incorporation of Paxson Oklahoma City License,
                Inc.(4)
 3.136.2   --   Bylaws of Paxson Oklahoma City License, Inc.(4)
 3.137.1   --   Articles of Incorporation of Paxson Orlando License, Inc.(4)
 3.137.2   --   Bylaws of Paxson Orlando License, Inc.(4)
 3.138.1   --   Articles of Incorporation of Paxson Philadelphia License,
                Inc.(6)
 3.138.2   --   Bylaws of Paxson Philadelphia License, Inc.(6)
 3.139.1   --   Articles of Incorporation of Paxson Phoenix License, Inc.(6)
 3.139.2   --   Bylaws of Paxson Phoenix License, Inc.(6)
 3.140.1   --   Articles of Incorporation of Paxson Portland License,
                Inc.(4)
 3.140.2   --   Bylaws of Paxson Portland License, Inc.(4)
 3.141.1   --   Articles of Incorporation of Paxson Productions, Inc.(7)
 3.141.2   --   Bylaws of Paxson Productions, Inc.(7)
 3.142.1   --   Articles of Incorporation of Paxson Roanoke License, Inc.(4)
 3.142.2   --   Bylaws of Paxson Roanoke License, Inc.(4)
 3.143.1   --   Articles of Incorporation of Paxson Sacramento License,
                Inc.(3)
 3.143.2   --   Bylaws of Paxson Sacramento License, Inc.(3)
 3.144.1   --   Articles of Incorporation of Paxson Salem License, Inc.(4)
 3.144.2   --   Bylaws of Paxson Salem License, Inc.(4)
 3.145.1   --   Articles of Incorporation of Paxson Salt Lake City License,
                Inc.(4)
 3.145.2   --   Bylaws of Paxson Salt Lake City License, Inc.(4)
 3.146.1   --   Articles of Incorporation of Paxson San Antonio License,
                Inc.(7)
 3.146.2   --   Bylaws of Paxson San Antonio License, Inc.(7)
 3.147.1   --   Articles of Incorporation of Paxson San Jose License,
                Inc.(6)
 3.147.2   --   Bylaws of Paxson San Jose License, Inc.(6)
 3.148.1   --   Articles of Incorporation of Paxson Scranton License,
                Inc.(4)

EXHIBIT
  NO.                                   DESCRIPTION
-------                                 -----------
 3.148.2   --   Bylaws of Paxson Scranton License, Inc.(4)
 3.149.1   --   Articles of Incorporation of Paxson Seattle License, Inc.(3)
 3.149.2   --   Bylaws of Paxson Seattle License, Inc.(3)
 3.150.1   --   Articles of Incorporation of Paxson Shreveport License,
                Inc.(4)
 3.150.2   --   Bylaws of Paxson Shreveport License, Inc.(4)
 3.151.1   --   Articles of Incorporation of Paxson Spokane License, Inc.(4)
 3.151.2   --   Bylaws of Paxson Spokane License, Inc.(4)
 3.152.1   --   Articles of Incorporation of Paxson Sports of Miami, Inc.(3)
 3.152.2   --   Bylaws of Paxson Sports of Miami, Inc.(3)
 3.153.1   --   Articles of Incorporation of Paxson St. Croix License,
                Inc.(4)
 3.153.2   --   Bylaws of Paxson St. Croix License, Inc.(4)
 3.154.1   --   Articles of Incorporation of Paxson Syracuse License,
                Inc.(4)
 3.154.2   --   Bylaws of Paxson Syracuse License, Inc.(4)
 3.155.1   --   Articles of Incorporation of Paxson Tampa-66 License,
                Inc.(4)
 3.155.2   --   Bylaws of Paxson Tampa-66 License, Inc.(4)
 3.156.1   --   Articles of Incorporation of Paxson Television Productions,
                Inc.(4)
 3.156.2   --   Bylaws of Paxson Television Productions, Inc.(4)
 3.157.1   --   Articles of Incorporation of Paxson Television, Inc.(7)
 3.157.2   --   Bylaws of Paxson Television, Inc.(7)
 3.158.1   --   Articles of Incorporation of Paxson Tennessee License,
                Inc.(4)
 3.158.2   --   Bylaws of Paxson Tennessee License, Inc.(4)
 3.159.1   --   Articles of Incorporation of Paxson Tulsa License, Inc.(4)
 3.159.2   --   Bylaws of Paxson Tulsa License, Inc.(4)
 3.160.1   --   Articles of Incorporation of Paxson Washington License,
                Inc.(6)
 3.160.2   --   Bylaws of Paxson Washington License, Inc.(6)
 3.161.1   --   Articles of Incorporation of Paxson Wausau License, Inc.(4)
 3.161.2   --   Bylaws of Paxson Wausau License, Inc.(4)
 3.162.1   --   Articles of Incorporation of PCC Direct, Inc.(3)
 3.162.2   --   Bylaws of PCC Direct, Inc.(3)
 3.163.1   --   Articles of Incorporation of RDP Communications License of
                Indianapolis, Inc.(7)
 3.163.2   --   Bylaws of RDP Communications License of Indianapolis,
                Inc.(7)
 3.164.1   --   Articles of Incorporation of RDP Communications of
                Indianapolis, Inc.(7)
 3.164.2   --   Bylaws of RDP Communications of Indianapolis, Inc.(7)
 3.165.1   --   Articles of Incorporation of RDP Communications, Inc.(7)
 3.165.2   --   Bylaws of RDP Communications, Inc.(7)
 3.166.1   --   Certificate of Incorporation of Travel Channel Acquisition
                Corporation(4)
 3.166.2   --   Bylaws of Travel Channel Acquisition Corporation(4)
 4.1       --   Indenture, dated as of January 14, 2002, among Paxson
                Communications Corporation, its domestic subsidiaries and
                The Bank of New York, as trustee(8)
 4.2       --   Registration Rights Agreement, dated January 14, 2002, among
                Paxson Communications Corporation, its domestic
                subsidiaries, Salomon Smith Barney Inc., UBS Warburg LLC,
                Bear, Stearns & Co., Inc. and Credit Suisse First Boston
                Corporation(8)
 4.3       --   Purchase Agreement, dated January 7, 2002, among Paxson
                Communications Corporation, its domestic subsidiaries, and
                Salomon Smith Barney Inc., UBS Warburg LLC, Bear, Stearns &
                Co. Inc., and Credit Suisse First Boston Corporation(8)
 4.4       --   Form of Note (contained in Exhibit 4.1)

EXHIBIT
  NO.                                   DESCRIPTION
-------                                 -----------
 5.1       --   Opinion of Holland & Knight LLP*
12.1       --   Computation of Ratio of Earnings to Fixed Charges(9)
21.1       --   List of Subsidiaries(8)
23.1       --   Consent of PricewaterhouseCoopers LLP, independent certified public accountants(9)
23.2       --   Consent of Holland & Knight LLP (contained in Exhibit 5.1)
24.1       --   Powers of Attorney (included on signature pages of
                Registration Statement)
25.1       --   Statement of Eligibility of Trustee, The Bank of New York,
                on Form T-1(9)
99.1       --   Form of Letter of Transmittal for the Original Notes(9)
99.2       --   Form of Notice of Guaranteed Delivery for the Original
                Notes(9)


---------------

(1) Filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

(2) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and incorporated herein by reference.

(3) Filed with the Company's Registration Statement on Form S-3, as amended, filed August 15, 1996, Registration No. 333-10267 and incorporated herein by reference.

(4) Filed with the Company's Registration Statement on Form S-4, as amended, filed July 23, 1998, Registration No. 333-59641, and incorporated herein by reference.

(5) Filed with the Company's Report on Form 8-K, dated September 15, 1999, and incorporated herein by reference.

(6) Filed with the Company's Registration Statement on Form S-4, as amended, filed January 23, 1996, Registration No. 33-63765 and incorporated herein by reference.

(7) Filed with the Company's Registration Statement on Form S-4, as amended, filed October 24, 2001, Registration No. 33-69192 and incorporated herein by reference.

(8) Filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference.


(9)Previously filed.


 *  Filed herewith.